NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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JOHN BEAN TECHNOLOGIES CORPORATION

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March 25, 2011
Dear JBT Corporation Stockholder:

It is my pleasure to invite you to attend the 2011 Annual Meeting of Stockholders of John Bean Technologies Corporation, which will be held on Wednesday, May 4, 2011 at 2:30 p.m (CDT), at Three First National Plaza, 70 West Madison Street, Suite 450, Chicago, Illinois.  At the meeting, we will ask our stockholders to approve our nominees for directors, approve on an advisory basis the compensation of our named executive officers described in our proxy statement, approve an annual advisory vote on our named executive officer compensation, and ratify the appointment of KPMG LLP as our auditor for 2011. You may vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 7, 2011.

At our Annual Meeting, I will also report on our performance in 2010 and answer your questions. We look forward to your participation. Please refer to the accompanying Proxy Statement for additional information about the matters to be considered at the meeting.  This proxy statement includes a description of our executive compensation program, which is designed to provide competitive, performance-based compensation that places a significant portion of our named executive officer’s compensation at risk depending on our achievement of pre-approved performance metrics designed to ensure we provide long term value to our stockholders.  As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, our proxy this year requests an advisory vote from stockholders on our named executive officer compensation.

MANAGEMENT RECOMMENDS A VOTE FOR THE RE-ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR OUR PROPOSED RESOLUTION REGARDING NAMED EXECUTIVE OFFICER COMPENSATION, FOR THE NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTE TO BE HELD ANNUALLY, AND FOR THE RATIFICATION OF THE APPOINTMENT OF OUR AUDITOR.

Your vote is important. To be sure that your vote counts and to assure a quorum, please submit your vote promptly whether or not you plan to attend the meeting. You can revoke a proxy prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

Our stockholders have a choice of voting on the Internet, by telephone or by mailing a proxy card. If you are a stockholder of record and you plan to attend the meeting, please mark the appropriate box on your proxy card or use the alternative Internet or telephone voting options in accordance with the voting instructions you have received. If you vote by telephone or on the Internet, you do not need to return your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend the Annual Meeting of Stockholders, please send written notification to our Investor Relations Department, 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend the Annual Meeting of Stockholders will be placed on an admission list held at the registration desk at the entrance to the meeting.

Stockholders may help us reduce printing and mailing costs by opting to receive future proxy materials by e-mail. Information about how to do this is included in the accompanying Proxy Statement.

Sincerely, Charles H. Cannon, Jr. Chairman of the Board and Chief Executive Officer

NOTICE OF THE 2011
ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 4, 2011 at 2:30 p.m.
Three First National Plaza, 70 West Madison Street, Suite 450, Chicago, Illinois 60602

The 2011 Annual Meeting of Stockholders will be held at the time and place noted above.  At the meeting we will ask our stockholders to:

•	Re-elect three directors, Charles H. Cannon, Jr., Polly B. Kawalek and James R. Thompson, each for a term of three years;

•	Approve on an advisory basis our named executive officer compensation as described in the Proxy Statement for the Annual Meeting;

•	Select a preference for the frequency of future advisory votes on our named executive officer compensation;

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011; and

•	Vote on any other business properly brought before the meeting or any postponement or adjournment thereof.

By Order of the Board of Directors James L. Marvin Deputy General Counsel and Secretary

TABLE OF CONTENTS

INFORMATION ABOUT VOTING	1

PROPOSALS TO BE VOTED ON	3
Proposal 1: Election of Directors	3
Proposal 2: Advisory Vote on Named Executive Officer Compensation	3
Proposal 3: Advisory Vote on Frequency of Future "Say on Pay" Advisory Votes	4
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	5

BOARD OF DIRECTORS	6
Nominees for Director	6
Directors Continuing in Office	7

INFORMATION ABOUT THE BOARD OF DIRECTORS	9
Corporate Governance	9
Meetings	9
Committees of the Board of Directors	9
Audit Committee	9
Compensation Committee	10
Nominating and Governance Committee	11
Director Independence	12
Executive Sessions of Independent Directors	12
Stockholder Communications to the Board	12
Board Leadership Structure	13
Diversity	13
Role of Board in Risk Oversight	13
Director Compensation	13
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	15

TRANSACTIONS WITH RELATED PERSONS	15

SECURITY OWNERSHIP OF JBT CORPORATION	16
Management Ownership	16
Other Security Ownership	17

EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Risk in Compensation Programs	29

COMPENSATION COMMITTEE REPORT	30

COMPENSATION TABLES AND EXPLANATORY INFORMATION	31
Summary Compensation Table	31
Grants of Plan-Based Awards Table	33
Outstanding Equity Awards at Fiscal Year-End Table	34
Option Exercises and Stock Vested Table	35
Pension Benefits Table	35
Non-Qualified Deferred Compensation Table	37
Potential Payments Upon Termination	37

AUDIT COMMITTEE REPORT	41

OTHER MATTERS	41
Section 16(a) Beneficial Ownership Reporting Compliance	41
Code of Ethics	41
Proposals for the 2012 Annual Meeting of Stockholders	41
Expenses Relating to this Proxy Solicitation	42

INFORMATION ABOUT VOTING

Who is soliciting my vote? ― The Board of Directors (the “Board”) of John Bean Technologies Corporation (“JBT Corporation” or the “Company,” “we,” “us” or “our”) is soliciting proxies for use at our 2011 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of that meeting. On March 25, 2011, we began to mail to our stockholders of record as of the close of business on March 7, 2011, either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet or a printed copy of these proxy materials.  As permitted by Securities and Exchange Commission rules, we are making this Proxy Statement and our Annual Report available to our stockholders electronically via the Internet.  The notice of electronic availability contains instructions on how to access this Proxy Statement and our Annual Report and vote online.  If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail.  Instead, the notice instructs you on how to access and review all of the important information contained in this Proxy Statement and Annual Report through the Internet.  The notice also instructs you on how you may submit your proxy over the Internet or by telephone.  If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

What am I voting on? ― The agenda for the Annual Meeting is to:

1.	Re-elect three directors: Charles H. Cannon, Jr., Polly B. Kawalek and James R. Thompson;

2.	Approve on an advisory basis our named executive officer compensation as described in this Proxy Statement;

3.	Select a preference for the frequency of future advisory votes on our named executive officer compensation;

4.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011; and

5.	Conduct any other business properly brought before the meeting and any adjournment or postponement thereof.

Who can vote? ― You can vote at the Annual Meeting if you were a holder of John Bean Technologies Corporation common stock (“Common Stock”) as of the close of business on March 7, 2011. Each share of Common Stock is entitled to one vote. As of March 7, 2011, we had 28,641,164 shares of Common Stock outstanding and entitled to vote. The shares you may vote include those held directly in your name as a stockholder of record, shares you hold through our benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee.

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their name. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services (formerly National City Bank), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy to the persons appointed by us or to vote in person at the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares, and you are also invited to attend the Annual Meeting. However, if you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a proxy, executed in your favor, from the stockholder of record. Your broker or nominee is obligated to provide you with a voting instruction card for you to use.

How do I vote? ― If you received a notice of electronic availability, you cannot vote your shares by filling out and returning the notice.  The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card.  Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting.  You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, nominee or trustee. You may vote your shares in one of the following ways:

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You can attend the Annual Meeting and cast your vote there if you are a stockholder of record as of the close of business on the record date or you have a proxy from the record holder designating you as the proxy.

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If you received printed proxy materials, you may submit your proxy by mail by signing, dating and returning your proxy card to us prior to the Annual Meeting. If you do, the individuals named on the card will vote your shares in the way you indicate.

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You can vote by telephone or through the Internet in accordance with the instructions provided in the notice of electronic availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

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You can provide voting instructions to the bank, broker or other nominee that is the holder of record of shares of Common Stock that you beneficially own, if you hold your shares in street name (such as through a bank or broker), by the method communicated to you by such bank, broker or other nominee.

If you hold your shares in street name (through a bank, broker or other nominee) it is critical that you cast your vote if you want it counted on Proposals 1, 2 and 3 described on pages 3 - 5.  In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted, your bank or broker was allowed to vote those shares on your behalf for routine matters.  Recent changes in regulations were made to clarify that Proposals 1, 2 and 3 are not routine matters, and therefore your bank or broker may not vote your uninstructed shares on Proposals 1, 2 or 3 on a discretionary basis.  As a result, if you hold your shares in street name, and you do not instruct your bank or broker how to vote on Proposals 1, 2 or 3, no votes will be cast on those Proposals on your behalf.  If you are a registered stockholder and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day, seven days a week, and will close at 11:59 p.m. Eastern Daylight Time on May 3, 2011.  If you vote by telephone or through the Internet, you do not have to return a proxy card.

Who counts the votes? ― Our Board of Directors will designate individuals to serve as inspectors of election for the Annual Meeting. The inspectors will determine the number of shares outstanding and the number of shares represented at the Annual Meeting. They will also determine the validity of proxies and ballots, count all of the votes and determine the results of the actions taken at the Annual Meeting.

How many votes must be present to hold the meeting? ― Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our meeting, holders of a majority of our outstanding shares of Common Stock as of March 7, 2011, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote? ― If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote the shares, the broker may return a proxy card without voting on that proposal. This is known as a broker non-vote. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting, but will be counted for purposes of establishing a quorum at the meeting.

If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on ratification of the appointment of our auditor even if the broker does not receive voting instructions from you.

How many votes are needed to approve the proposals? ― A plurality of the votes cast is required for the election of directors. This means that the three director nominees with the most votes will be elected to the Board of Directors. Only votes “FOR” or “WITHHELD” affect the outcome. Abstentions and broker non-votes are not counted for purposes of the election of directors.   Approval, on an advisory basis, of our named executive officer compensation requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting.  The frequency of future advisory votes on “say on pay” that receives a plurality of the votes cast will be viewed as the frequency approved, on an advisory basis, by our stockholders.

Could other matters be decided at the Annual Meeting? ― At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If other matters are properly presented at the Annual Meeting for consideration, the proxy holders designated on proxy cards or designated in the other voting instructions you have submitted will have the discretion to vote on those matters for you.

Can I access the Notice of Annual Meeting, Proxy Statement and 2010 Annual Report on the Internet? ― The Notice of Annual Meeting, Proxy Statement and 2010 Annual Report may be viewed and downloaded from the website www.edocumentview.com/JBT2011.

Can I revoke a proxy after I submit it? ― You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Delivering a written notice revoking your proxy to our Secretary at our principal executive offices at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602 prior to the cut-off for voting;

•	Delivering a properly executed, later-dated proxy prior to the cut-off for voting;

•	Voting again by telephone or through the Internet in accordance with the instructions provided to you for voting your shares; or

•	Attending the Annual Meeting and voting in person.

Who can attend the meeting? ― The Annual Meeting is open to all holders of JBT Corporation Common Stock. Each holder is permitted to bring one guest. Security measures will be in effect in order to ensure the safety of attendees.

Do I need a ticket to attend the Annual Meeting? ― Yes, you will need an admission ticket or proof of ownership of JBT Corporation Common Stock to enter the meeting. If your shares are registered in your name and you received the proxy materials by mail, you will find an admission ticket attached to the proxy card sent to you. If your shares are in the name of your broker or bank or you received your materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN JBT CORPORATION COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

We have three classes of directors, each class being of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for the nominees for director at the 2011 Annual Meeting will expire at the 2014 Annual Meeting.

The nominees for director this year are Charles H. Cannon, Jr., Polly B. Kawalek and James R. Thompson. Information about the nominees, the continuing directors and the Board of Directors as a whole is contained in the section of this Proxy Statement entitled “Board of Directors.”

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available:

•	the proxies may be voted for another person nominated by the current Board of Directors to fill the vacancy;

•	the Board of Directors may decide to leave the vacancy temporarily unfilled; or

•	the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote FOR the re-election of Charles H. Cannon, Jr., Polly B. Kawalek and James R. Thompson.

Proposal 2: Advisory Vote on Named Executive Officer Compensation

In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are seeking a stockholder vote on a non-binding advisory resolution from our stockholders on the compensation of our executive officers whose compensation is included in the Summary Compensation Table of this Proxy Statement (our “named executive officers”).  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this Proxy Statement.

As described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, we have structured our executive compensation program to attract and retain talented individuals and motivate them to create long-term stockholder value by achieving performance objectives, strategic goals and appropriately managing risk.  Our program is designed to:

•	Closely link compensation with company performance targets and achievement of individual objectives
•	Drive our key business strategies
•	Align the interests of our executives with our stockholders
•	Provide competitive compensation opportunities that attract talented people
•	Provide transparency of administration to the Compensation Committee of our Board of Directors

In the Compensation Discussion and Analysis, we have provided stockholders with a description of our executive compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and information about how our compensation plans are administered.  We encourage stockholders to review this Section of this Proxy Statement which begins on page 17.

Our compensation programs consist of elements designed to complement each other and reward achievement of short-term and long-term objectives linked to financial performance metrics. We have chosen the selected metrics to align the compensation of our named executive officers to our business strategy.

The Compensation Committee regularly reviews best practices related to executive compensation to ensure alignment with our business strategy and compensation philosophy. Under the leadership of our Compensation Committee, we are implementing the following changes in our program for 2011:

•
increasing the proportion of annual cash incentive compensation based on objective, business performance results from 70 to 80% and decreasing the proportion based on individual performance objectives from 30 to 20%;

•	adjusting our business performance measures for annual cash incentive compensation awards to align with a new strategic objective for revenue growth;

•	reducing the upper end of the range for the business performance multiplier for annual cash incentive compensation from 3.0 to 2.5;

•	increasing the proportion of long-term equity incentive awards based upon performance metrics for executive officers from 50% to 75%; and

•	implementing performance-based equity incentive awards for employees who are direct reports of our named executive officers (50% of award).

As illustrated by these actions, the Compensation Committee has strived to structure our executive compensation practices in a manner that is performance-based with a view towards maximizing long-term stockholder value. Our Compensation Committee and the Board of Directors believes that the policies and programs described in the Compensation Discussion and Analysis are effective in achieving our objectives and have contributed to our positive financial performance.

Vote Required

In order for this proposal to be adopted by stockholders, at least a majority of the votes cast at the Annual Meeting in person or by proxy by the stockholders entitled to vote on the matter must be voted in its favor.

The Board of Directors recommends a vote FOR the following non-binding resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and narrative descriptions that accompany those tables in this Proxy Statement, is hereby approved.

Effect of Proposal

Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors and will not require the Board of Directors or the Compensation Committee to take any action regarding our executive compensation practices. The Board of Directors values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on named executive officer compensation and those opinions when making future compensation decisions.

Proposal 3: Advisory Vote on the Frequency of Future “Say on Pay” Advisory Votes

The following proposal gives our stockholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proposal 2 above, to approve or not approve the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years. We are required to hold an advisory stockholder vote to determine the frequency of the advisory stockholder vote on named executive officer compensation at least once every six years.

After careful consideration of this proposal and various arguments supporting each frequency level, the Board believes that submitting the advisory vote on executive compensation to stockholders on an annual basis is appropriate for the Company and its stockholders at this time and therefore recommends a vote for an annual advisory vote.

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee.

Vote Required

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “EVERY ONE YEAR,” as recommended by the Board of Directors, “EVERY TWO YEARS” or “EVERY THREE YEARS,” or you may “ABSTAIN.” Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, the frequency of voting receiving the most votes cast at the Annual Meeting in person or by proxy by the stockholders entitled to vote on the matter in its favor will be considered the frequency of future advisory votes on named executive officer compensation approved on an advisory non-binding basis by the stockholders.

The Board of Directors recommends a vote FOR a frequency of ONE YEAR for future advisory votes on named executive officer compensation.

Effect of Proposal

Stockholder approval of a one, two or three-year frequency vote will not require us to implement an advisory vote on named executive officer compensation every one, two or three years. The final decision on the frequency of the advisory vote on executive compensation remains with the Board of Directors and its committees.

The Board values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Compensation Committee will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of say-on-pay votes.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP has served as our independent public accountants since our inception in July 2008.  The Audit Committee of the Board of Directors has approved KPMG LLP continuing to serve as the independent auditors for us for the fiscal year ending December 31, 2011. For the years 2009 and 2010, KPMG LLP’s fees were as follows:

	$(000)
	2009	2010
Audit Fees (1)	1,727	1,803
Audit-Related Fees (2)	11	7
Tax Fees (3)	61	66
All Other Fees (4)	0	0
Total	1,799	1,876

(1)	Audit Fees consist of fees for the annual audit of our consolidated financial statements, foreign statutory audits and reviews of interim financial statements in our Quarterly Reports on Form 10-Q.
(2)	Audit-Related Fees are assurance and related services that are traditionally performed by the independent auditor.
(3)	Tax Fees consist of fees for compliance, consultation and planning with respect to various corporate tax matters.
(4)	All Other Fees include fees for tax services for expatriates and miscellaneous services.

The Audit Committee of the Board of Directors considered the effect of KPMG LLP’s non-audit services in assessing the independence of such accountants and concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee of the Board of Directors reviews all relationships between KPMG LLP and us, including the provision of non-audit services which have an increased potential of impairing the auditor’s independence. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP summarized in the table above during 2009 and 2010.

We have been advised by KPMG LLP that it will have a representative in attendance at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as JBT Corporation’s independent registered public accountant for 2011.

BOARD OF DIRECTORS

Nominees for Director

Class III - Term Expiring in 2011

Charles H. Cannon, Jr. Principal Occupation: Chairman, Chief Executive Officer and President of JBT Corporation Age: 58 Director Since: 2008

Mr. Cannon has served as Chairman of the Board of Directors, Chief Executive Officer and President of JBT Corporation since April 25, 2008. Mr. Cannon served as Senior Vice President of FMC Technologies, Inc. from March 2004 until July 2008, when FMC Technologies, Inc. distributed all of the stock of its wholly-owned subsidiary, JBT Corporation, to its shareholders in a spin-off effective July 31, 2008.   Mr. Cannon served as a Vice President of FMC Technologies, Inc. from February 2001 until JBT Corporation’s spin-off in 2008. Mr. Cannon had previously served as Vice President and General Manager-FMC FoodTech and Transportation Systems Group since 1998.  Mr. Cannon joined FMC Corporation in 1982 as a Senior Business Planner in the Corporate Development Department. He became Division Manager of FMC Corporation’s Citrus Machinery Division in 1989, Division Manager of its Food Processing Systems Division in 1992 and Vice President and General Manager of FMC FoodTech in 1994. Mr. Cannon serves on the Board of Directors of Standex International Corporation.  Mr. Cannon brings a long track record of success in a series of operational and corporate management roles with our company’s predecessors FMC Technologies and FMC Corporation, and his role as the Company’s Chief Executive Officer and President allows him to provide a unique level of understanding and critical detail of the key issues facing our company.   Additionally, Mr. Cannon’s role as a board member of Standex International Corporation, a diversified manufacturing company with operations in industrial production of food, air distribution, engraving, hydraulics and engineering systems, where he serves as chairman of its compensation committee, adds additional perspective on corporate governance issues and other manufacturing and operational issues relevant to JBT Corporation.

Polly B. Kawalek Principal Occupation: Retired President of PepsiCo's Quaker Foods Division, an international manufacturer of oats-based branded products Age: 56 Director Since: 2008

Ms. Kawalek retired in 2004 after serving for 25 years in various capacities with Quaker Oats, Inc., which in 2001 became a business unit of PepsiCo. She served as President of PepsiCo’s Quaker Foods Division from 2002 until her retirement. In 2001, Ms. Kawalek served as President of Quaker Oats’ U.S. Foods Division and from 1997 through 2000 she served as President of its Hot Breakfast Division. Ms. Kawalek served as a director of Martek Biosciences Corp. from 2006 until February 2011 and as a director of Kimball International, Inc. from 1998 until 2009.  Ms. Kawalek brings twenty-five years of food industry experience to our Board from her roles at Quaker Oats, both prior and subsequent to its acquisition by PepsiCo.  Ms. Kawalek’s insights into research and development, product innovation and marketing bring our Board key perspectives for strategic planning.

James R. Thompson Principal Occupation: Senior Chairman and Partner of Winston & Strawn LLP, a law firm Age: 74 Director Since: 2008

Governor Thompson has served as the Senior Chairman of the Chicago law firm of Winston & Strawn LLP since September 2006, and as the firm’s Chairman from January 1993 to September 2006. He joined the firm in January 1991 as Chairman of its Executive Committee, after serving four terms as Governor of the State of Illinois from 1977 until January 14, 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law and as an Assistant State’s Attorney of Cook County. Governor Thompson was a member of the National Commission on Terrorist Attacks Upon the United States (also known as the 9/11 Commission). He is a former Chairman of the President’s Intelligence Oversight Board.  He serves on the Boards of Directors of Navigant Consulting Group, Inc. and Maximus, Inc. and he is the Chairman of the United HEREIU Public Review Board.  Governor Thompson served as a director of FMC Technologies from 1991 until his retirement in 2009 and as a director of Hollinger International from June 1994 until January 2006.  Governor Thompson brings expertise in legal and political matters through his long and distinguished career as a lawyer and in government service, including his four successive terms as Governor of the State of Illinois.  His legal background and government service provides the Board a strong asset for the oversight of corporate governance, compliance and risk management processes, with his government service including acting as a U.S. Attorney for the Northern District of Illinois, the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General and as an Assistant State’s Attorney in Cook County, Illinois.  Governor Thompson’s service on the Board of Directors of our predecessor, FMC Technologies, from 1991 until his retirement from that board in 2009 also brings to the Board a great familiarity with the business strategies, products and management of the businesses that now comprise JBT Corporation.

Directors Continuing in Office

Class II—Term Expiring in 2013

Alan D. Feldman Principal Occupation: Chairman of the Board, President and Chief Executive Officer of Midas, Inc., an international automotive services company Age: 58 Director Since: 2008

Mr. Feldman currently serves as Chairman of the Board, President and Chief Executive Officer of Midas, Inc. Mr. Feldman has served as President and Chief Executive Officer of Midas, Inc. since January 2003 and has been its Chairman since May 2006.  Prior to joining Midas in January 2003, Mr. Feldman held several senior management posts with McDonald’s Corporation, becoming President of McDonald’s USA in 1998 and Chief Operating Officer and President of McDonald’s Americas in 2001. From 1983 through 1994, Mr. Feldman was with PepsiCo, where he served in financial and operations posts at Frito-Lay and Pizza Hut. At Pizza Hut, Mr. Feldman was named Senior Vice President of Operations in 1990 and Senior Vice President, Business Strategy and Chief Financial Officer, in 1993. Mr. Feldman has served on the Board of Directors of Foot Locker, Inc. since May 2005.  Mr. Feldman has a significant amount of expertise in the fast-food, quick-serve and snack food industries, a significant market for our Food Solutions division, as a result of his senior management positions with McDonald’s and PepsiCo’s Frito-Lay and Pizza Hut operating units as described above.  Additionally, his experience as the Chief Financial Officer of Pizza Hut allows him to make significant contributions to the Board’s Audit Committee, and his current role as CEO and Chairman of Midas, Inc. provides our Board with the expertise and experience of an acting chief executive officer and board chairman of an international retail, parts and services business.

James E. Goodwin
Principal Occupation: Retired Chairman of the Board and Chief Executive Officer of UAL Corporation, parent corporation of United Airlines, an international air transportation company
Age: 66
Director Since: 2008

Mr. Goodwin served as Chairman and Chief Executive Officer of UAL Corporation and United Airlines from March 1999 until his retirement on October 31, 2001. Mr. Goodwin served as President and Chief Operating Officer of UAL Corporation and United Airlines from 1998 to 1999. During his career with UAL Corporation and United Airlines, Mr. Goodwin became Senior Vice President-Marketing in 1985, Senior Vice President-Services in 1988, Senior Vice President-Maintenance Operations in 1991, Senior Vice President-International in 1992 and Senior Vice President-North America in 1995. Mr. Goodwin has served on the Boards of Directors of AAR Corp. since April 2002, Federal Signal Corporation since October 2005 (where he currently serves as non-executive board chairman) and First Chicago Bank & Trust since May 2002, as well as the Advisory Board of Hu-Friedy and the Board of Trustees of Lewis University and is a member of The Council of Retired Chief Executives.  Mr. Goodwin’s thirty-four years of operational and management experience in the airline industry, including in the positions described above at United Airlines and its parent, UAL Corporation, allow him to provide unique insight into the aviation industry generally and are especially critical to our AeroTech division.  Additionally, Mr. Goodwin’s experience as a chief executive and board chairman of UAL Corporation and United Airlines, as well as his current service as a director and as a member of the audit committee of AAR Corp., an aviation support company, and as chairman of the board of Federal Signal Corporation adds to the insights he brings to our Board regarding opportunities in the aviation industry, to our Board’s Audit Committee and more generally in assessing and evaluating risks and opportunities facing our company.

Class I—Term Expiring in 2012

C. Maury Devine Principal Occupation: Retired President and Managing Director, Exxon Mobil Norway, an oil and gas exploration company Age: 60 Director Since: 2008

Ms. Devine served as President and Managing Director of Exxon Mobil Corporation’s Norwegian affiliate, Exxon Mobil Norway, from 1996 to 2000. Prior to the merger of ExxonMobil, she served as Secretary of Mobil Corporation from 1994 to 1996. From 1990 to 1994, Ms. Devine managed Mobil’s international government relations and from 1988 to 1990, Ms. Devine served as manager, security planning for Mobil. From 2000 to 2003, Ms. Devine was a Fellow at Harvard University’s Belfer Center for Science and International Affairs. Prior to joining Mobil, Ms. Devine served 15 years in the United States government in positions at the White House, the American Embassy in Paris, France, and the U.S. Department of Justice. Ms. Devine has served on the Boards of Directors of FMC Technologies, Inc. since 2005, The Woodstock Center at Georgetown University since 2008, Aquatic Energy LLC since May 2010 and The Washington Middle School for Girls since May 2010.  She is a member of the Council on Foreign Relations.  Ms. Devine served as a director of Det Norske Veritas (DNV) from 2000 to June 2010 and Independence Air from June 2002 (when it operated under the name Atlantic Coast Airlines) until March 2007.  Ms. Devine’s experience in international affairs and her knowledge of the Federal government that result from her fifteen years of government service, including posts in the White House, the American Embassy in Paris, France and the Department of Justice, as well as her current role as a member of the Council on Foreign Relations, are assets to our businesses that market and sell to the U.S. government and navigate international trade issues.  Ms. Devine’s service on the Board of Directors of our predecessor, FMC Technologies, Inc., beginning in 2005 also brings to the Board a great familiarity with the historical business strategies, products and management of the businesses that now comprise JBT Corporation.

James M. Ringler
Principal Occupation: Retired Vice Chairman of Illinois Tool Works Inc., an international manufacturer of highly engineered components and industrial systems
Age: 65
Director Since: 2008

Mr. Ringler currently serves as Chairman of the Board of Teradata Corporation. Mr. Ringler served as Vice Chairman of Illinois Tool Works Inc. until his retirement in 2004. Prior to joining Illinois Tool Works, he was Chairman, President and Chief Executive Officer of Premark International, Inc., which merged with Illinois Tool Works in November 1999.  Mr. Ringler joined Premark in 1990 and served as President and Chief Operating Officer until 1996. From 1986 to 1990, he was President of White Consolidated Industries’ Major Appliance Group, and from 1982 to 1986, he was President and Chief Operating Officer of The Tappan Company. Prior to joining The Tappan Company in 1976, Mr. Ringler was a consulting manager with Arthur Andersen & Co. Mr. Ringler has served as Chairman of the Board of Teradata Corporation since September 2007 and he has been a member of the Boards of Directors of The Dow Chemical Company since 2001, Corn Products International, Inc. since 2001, Autoliv, Inc. since 2002, and FMC Technologies, Inc. since 2001.  Mr. Ringler brings a broad perspective to our Board from his past experience and his current service on the boards and key committees of a number of large public companies, including those described above.   He serves as chairman of Autoliv’s compensation committee and serves on the audit committees of Dow Chemical, Corn Products and FMC Technologies, Inc. (where he also serves as a compensation committee member).  Additionally, Mr. Ringler’s experience as a chief executive and board chairman provide the Board with significant experience in its evaluations of risks and opportunities facing our company. Mr. Ringler’s service on the Board of Directors of our predecessor, FMC Technologies, beginning in 2001 also brings to the Board a great familiarity with the historical business strategies, products and management of the businesses that now comprise JBT Corporation.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Corporate Governance

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner that is consistent with both the legal requirements applicable to us and a business model that requires our employees to conduct business with the highest standards of integrity. The Board has adopted and adheres to corporate governance principles which the Board and senior management believe promote this purpose, are sound and represent best practices. The Board reviews these governance practices, the corporate laws of the State of Delaware under which we were incorporated, the rules and listing standards of the New York Stock Exchange and the regulations of the Securities and Exchange Commission, as well as best practices recognized by governance authorities to benchmark the standards under which it operates. The corporate governance principles adopted by the Board of Directors may be viewed on the Investor Relations section of our website under Corporate Governance at www.jbtcorporation.com, and are also available in print to any stockholder upon request. A request should be directed to our principal executive offices at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, Attention: Deputy General Counsel and Secretary.

Meetings

JBT Corporation held five regular meetings of its Board of Directors during 2010.  Each of our incumbent directors participated in 100% of the meetings of the Board and all meetings of Board committees on which they served.  The Board of Directors has scheduled a board meeting on the day of the 2011 Annual Meeting of Stockholders, and the Company encourages Board members to attend the Annual Meeting of Stockholders.  All of our Board members attended the 2010 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors had three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee, each of which may be reviewed on the Investor Relations section of our website under Corporate Governance at www.jbtcorporation.com, and is also available in print to stockholders upon request submitted to our principal executive offices at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, Attention: Deputy General Counsel and Secretary.

The following table provides 2010 meeting and membership information for each of the committees of the Board of Directors:

	Audit	Compensation	Nominating and Governance
2010 Committee Meetings	6	4	2

Charles H. Cannon, Jr.
C. Maury Devine	X		X(1)
Alan D. Feldman	X		X
James E. Goodwin	X(1)		X
Polly B. Kawalek		X(1)	X
James M. Ringler		X	X
James R. Thompson		X	X

(1)	Indicates committee chair.

Audit Committee

The Audit Committee charter gives the Audit Committee the authority and responsibility for the engagement, compensation and oversight of our independent public accountants and the review and approval in advance of the scope of audit and non-audit assignments and the related fees of the independent public accountants. The Audit Committee charter also gives this committee authority to fulfill its obligations under Securities and Exchange Commission and New York Stock Exchange requirements, which include:

•	responsibilities associated with our external and internal audit staffing and planning;

•	oversight over accounting and financial reporting processes associated with the preparation of our financial statements and filings with the Securities and Exchange Commission;

•	financial and accounting organization and internal controls;

•	auditor independence and approval of non-audit services; and

•	“whistle-blower” procedures for reporting questionable accounting and audit practices.

Audit Committee members meet privately in separate sessions with representatives of our senior management, our independent public accountants and our Director of Internal Audit after each Audit Committee meeting (such sessions were held following each Audit Committee meeting in 2010).

The Board of Directors has determined that all of the members of the Audit Committee (James E. Goodwin, C. Maury Devine and Alan D. Feldman) meet the New York Stock Exchange standard of having accounting or related financial management expertise and meet the Securities and Exchange Commission criteria for an “audit committee financial expert.”

Compensation Committee

The principal duties of the Compensation Committee under its charter are:

•
ensuring that succession plans (both for permanent succession and temporary succession in the event of an emergency) for the Chief Executive Officer and other primary executive officers are in place and are reviewed annually;

•	reviewing our overall compensation philosophies to ensure policies appropriately link management interests with those of shareholders and provide appropriate retention incentives;

•
assessing whether compensation program and policies encourage excessive risk-taking, and annually reviewing and evaluating the Company’s risk management practices in connection with compensation policy;

•
approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating his performance against those objectives and approving his compensation based on this evaluation;

•
administering the John Bean Technologies Corporation Incentive Compensation and Stock Plan (the “Incentive Compensation Plan”) and approving and administering any other equity compensation plans which, due to securities or tax considerations, require the approval or administration by independent directors;

•	reviewing and approving compensation policies and practices for other executive officers;

•	reviewing and approving company performance compared to incentive plan terms and total incentive compensation amounts to be paid to executive officers;

•	appointing members of the Employee Benefits Plan Committee, adopting and amending a charter for that committee and periodically reviewing the actions taken by that committee;

•	reviewing and approving organizational changes and restructuring actions that could potentially have a significant impact on employee benefit plans or compensation programs generally;

•	establishing stock ownership guidelines and monitoring compliance with such guidelines;

•	recommending to the full Board changes to compensation for non-employee directors;

•
reviewing the Compensation Discussion and Analysis to be included in our annual report or proxy statement and, if appropriate, issuing its report recommending to the Board of Directors its inclusion in our annual report or proxy statement; and

•
reviewing all resolutions required to be included in proxies for meetings of the Company’s stockholders by the Dodd-Frank Act or other applicable law with respect to stockholders votes on compensation and, in the case of stockholder votes to approve an acquisition, merger, consolidation or proposed sale of all or substantially all of the Company’s assets, “golden parachute” payments.

All of the members of our Compensation Committee are independent directors as defined by the listing requirements of the New York Stock Exchange.  Under its charter, our Compensation Committee has the authority to engage the services of outside auditors, experts and others to assist the committee’s fulfillment of these responsibilities, and our Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), a nationally recognized executive compensation consulting firm, as the Committee’s independent compensation consultant for 2010.  Meridian was established in 2010 after a spin-off from Hewitt Associates, an executive compensation and employee benefits consulting firm that we historically utilized and continue to utilize for advice on general employee benefit and retirement plan matters.  For 2010, the Compensation Committee’s engagement agreement with Meridian provided for a scope of work that included ensuring that the Compensation Committee’s compensation recommendations were consistent with our business strategy, pay philosophy, prevailing market practices and relevant regulatory mandates and assisting the Committee’s efforts to make compensation decisions that were representative of the interests of our stockholders.

The Compensation Committee annually reviews executive pay, peer group practices and performance to help ensure that our total compensation program is consistent with our compensation philosophies. In determining compensation levels for executive officers for 2010, the Compensation Committee reviewed compensation survey data that was supplied by Hewitt Associates. For purposes of this survey, a group of peer companies was selected by our management and approved by the Compensation Committee. The list is reviewed prior to each compensation survey by the Compensation Committee to ensure continuing relevancy of the peer group considering the size and financial performance of the proposed companies. For 2010, Hewitt Associates collected, analyzed and reported back to the Compensation Committee on the amounts and components of compensation paid by the peer group, utilizing regression analysis to develop size-adjusted values for companies with varying revenue size and market capitalization and to provide relevant comparisons.  For our Chief Executive Officer and our Chief Financial Officer, the Compensation Committee also reviews data compiled from proxy statement filings by peer group companies to assess pay practices for comparable executive officers.

Based on the survey market data and the additional data from public filings, the Compensation Committee reviewed the appropriateness of management’s recommendations for each executive’s base pay, annual non-equity incentive bonus, and annual equity award. The Compensation Committee allocated total annual compensation to our executive officers among the various elements of short-term cash (base pay and non-equity incentive bonus) and long-term (equity awards) compensation to approximate the market allocation identified in the survey results and in the data obtained from public filings.

 The Compensation Committee approved a proposal by management in November 2010 to incur the expense associated with commissioning a market survey on a biannual basis beginning in 2011.  That market survey data, along with data obtained annually from peer group proxy statements, will continue to be assessed on an annual basis by the Compensation Committee in establishing annual executive officer compensation levels.

The Compensation Committee also annually reviews director compensation to ensure that the amount of compensation provided to directors is within appropriate parameters. The Compensation Committee reviewed director compensation survey data supplied by Meridian. The companies included within the survey were selected by our management and approved by the Compensation Committee for peer group comparison.

The scope of authority delegated to the Compensation Committee by the Board of Directors is to decide whether or not to accept, reject or modify our management’s proposals for annual compensation awards to our named executive officers. The Compensation Committee also has the authority to recommend the amount of compensation to be paid to our non-employee directors.  Our Chief Executive Officer participated this year in the compensation decisions for the other named executive officers.  He did not have a role in setting his own base pay, annual non-equity incentive compensation or the size of his annual equity compensation award. Our Vice President, Human Resources, working with Hewitt Associates and Meridian, provided recommendations for each executive’s base pay, annual non-equity incentive bonus and annual equity award for the Compensation Committee’s review.  Our Chief Financial Officer and our Director of Financial Planning also provided the Compensation Committee with information related to our financial performance against our objectives. This information was then used by the Compensation Committee as factors in setting annual targets and ratings associated with incentive compensation awards and selecting appropriate structures for performance-based restricted stock.

Nominating and Governance Committee

The principal duties of the Nominating and Governance Committee under its charter are:

•	identifying and recommending to the Board of Directors qualified candidates for vacancies on the Board in accordance with criteria established by the Board;

•	approving the nominees to be submitted for election at the Annual Meeting;

•	making recommendations to the Board of Directors concerning the membership of other Board committees;

•
developing and recommending to the Board of Directors a set of Corporate Governance Guidelines, reviewing them annually, and making recommendations to the Board from time to time regarding matters of corporate governance;

•	reviewing our ethics policy annually and recommending changes to the Board of Directors;

•	monitoring orientation and training needs of the directors and making recommendations regarding director training programs; and

•	reporting annually to the Board of Directors the Committee’s assessment of the performance of the Board and its committees.

Stockholders may submit recommendations for future candidates for election to the Board of Directors for consideration by the Nominating and Governance Committee by writing to: Deputy General Counsel and Secretary, John Bean Technologies Corporation, 70 West Madison Street, Suite 4400, Chicago, Illinois 60602. A letter making a director candidate recommendation must include the candidate’s name, biographical information and a summary of the candidate’s qualifications. In addition, the letter should be accompanied by a signed statement from the nominee indicating that the nominee is willing to serve as a member of the Board. To make a recommendation for the 2012 Annual Meeting, please refer to the timing requirements specified in the section of this Proxy Statement entitled “Proposals for the 2012 Annual Meeting of Stockholders.” All submissions from stockholders meeting these requirements will be reviewed by the Nominating and Governance Committee.

In connection with its role in recommending candidates for the Board, the Nominating and Governance Committee advises the Board with respect to the combination of skills, experience, perspective and background that its members believe are required for the effective functioning of the Board considering our current business strategies and regulatory, geographic and market environment. The Committee has not established specific, minimum qualifications for director nominees.  Our corporate governance principles provide that directors should be selected based on integrity, successful business experience, stature in their own fields of endeavor and the diversity of perspectives they bring to the Board. Our corporate governance principles also require that a majority of our non-employee directors should be active or retired senior executives, preferably chief executive or chief operating officers of publicly-held companies. In addition, the corporate governance principles provide that our non-employee directors should also be chosen based on recognized experience in our lines of business and leadership in areas of government service, academia, finance and international trade.  Nominees to be evaluated by the Nominating and Governance Committee for future vacancies on the Board will be selected by the Committee from candidates recommended by multiple sources, including business and personal contacts of the members of the Nominating and Governance Committee, recommendations by our senior management and candidates identified by independent search firms, stockholders and other sources, all of whom will be evaluated based on the same criteria. All of the current nominees for the Board are standing members of the Board that are proposed by the entire Board for re-election.

Director Independence

The Nominating and Governance Committee conducted a review of the independence of the members of the Board of Directors and its committees and reported its findings to the full Board at its February 23, 2011 meeting. Six of our seven directors (including two of the three nominees presently standing for re-election) are non-employee directors. Each of our directors completes an annual questionnaire requiring disclosure of any relationships (including industrial, banking, consulting, legal, accounting, charitable or familial relationships) which could impair the independence of such director. The Nominating and Governance Committee reviewed all of the commercial transactions, relationships and arrangements between us and our subsidiaries, affiliates and executive officers with companies with whom the six non-employee directors serving in 2010 are affiliated or employed. The only transaction, relationship and arrangement of this nature that exists and was reviewed by the Committee was the continuing service by Ms. Devine and Mr. Ringler as members of the Board of Directors of FMC Technologies, Inc., the company from which JBT Corporation separated in a spin-off transaction in July 2008.  FMC Technologies, Inc. and JBT Corporation are parties to certain agreements that pertain to the separation of the operations of the two companies and which address, among other things, continuing indemnification obligations between the two companies, obligations to take further actions associated with the separation following the closing of the transaction, intellectual property licensing arrangements, sales distributor agreements and assignments and subleasing of leasehold interests associated with office space. Although the Board has not adopted categorical standards of materiality, this relationship was not deemed to be material or as impacting the independence of our non-employee directors.

Based on the report and recommendation of the Nominating and Governance Committee, the Board has determined that each of its non-employee members serving in 2010 (C. Maury Devine, Alan D. Feldman, James E. Goodwin, Polly B. Kawalek, James M. Ringler and James R. Thompson) satisfies the independence criteria set forth in the corporate governance listing standards of the New York Stock Exchange.  In addition, all of the members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees under regulations adopted by the Securities and Exchange Commission and the New York Stock Exchange corporate governance listing standards.

Executive Sessions of Independent Directors

The Board of Directors holds executive sessions of only its independent directors after regularly scheduled Board of Directors meetings. James M. Ringler was selected by the Board of Directors to serve as the presiding chairperson, or presiding independent director, for these executive sessions during 2010.

Stockholder Communications to the Board

Stockholders and other interested parties may communicate directly with the Board of Directors, with the presiding independent director for an upcoming meeting or the independent directors as a group by submitting written correspondence c/o Presiding Independent Director, John Bean Technologies Corporation, 70 West Madison Street, Suite 4400, Chicago, Illinois 60602. The presiding independent director will review any such communication at the next regularly scheduled Board meeting unless, in his or her judgment, earlier communication to the full Board is warranted.

Board Leadership Structure

Our Chief Executive Officer also serves as the Chairman of the Board.  Our Board believes that Board independence and oversight of management are effectively maintained through the Board’s current composition, committee system and policy of having regular executive sessions of non-employee directors.  A combined Chief Executive Officer and Chairman role serves as an effective bridge between the Board and our management, and we do not believe that having these roles combined impairs the governance practices of our Board.  The Board retains the authority to modify its Board leadership structure to address our company’s circumstances and advance the best interests of the company and its stockholders as and when appropriate.   The Board’s annual self evaluation includes questions regarding the Board’s opportunities for open communication and effectiveness of executive sessions. Our Chairman and Chief Executive Officer is the only member of management serving on our Board. Our Corporate Governance Guidelines limit employee members of the Board to two seats. Currently all six other members of our seven member Board are independent. Our Corporate Governance Guidelines provide for the annual election of a lead independent director by a majority of the non-employee directors.  The lead independent chairman chairs executive sessions of independent directors, which our Corporate Governance Guidelines require to occur at least annually in conjunction with regularly scheduled Board meetings.  Our independent directors typically meet in executive session at the conclusion of each of our Board of Director meetings and following that meeting our lead independent director provides feedback to our Chairman and Chief Executive Officer to the extent desired by the independent directors.   Our three Board committees are comprised entirely of independent directors and each committee has regular interaction with other members of our senior management in establishing their agendas and obtaining information from the company’s operations.

Diversity

Our Corporate Governance Guidelines provide that Board members will be selected based on integrity, successful business experience, stature in their own fields of endeavor, and the diversity of perspectives they bring to the Board.   Our Corporate Governance Guidelines further state that consideration should also be given to candidates with experience in the Company’s lines of business and leadership in such areas as government service, academia, finance and international trade.   Prior to our separation into an independent company in July 2008, we engaged the services of an executive search firm to help us identify qualified Board candidates meeting these criteria and specifically seeking director candidates who helped us meet the following parameters:  experience in the food; airline or airfreight industries; industrial manufacturing background; international business exposure; financial expertise; add to the diversity of our Board; possessed chief executive officer or senior P&L management skills; and experience on  public company boards.  We believe we have achieved a diversity of perspectives with our current Board membership, which consists of directors who are holding or have held a variety of senior management level positions and have extensive public company board experience, broad experience across the industries in which we conduct business, international business expertise, State and Federal government service and legal expertise.  For more information regarding the background, experience and attributes of our directors, please refer to the complete biographies of our directors that appear under “Board of Directors” in this Proxy Statement.

Role of Board in Risk Oversight

As part of its general oversight over the management of our company, our Audit Committee periodically reviews assessments prepared by our management of the primary risks relevant to our business and the mitigation actions we implement to address these risks.  The role of the Board in risk oversight is to provide guidance to management through its Audit Committee, based upon their experience and perspectives, regarding the overall effectiveness of its strategies to monitor and mitigate those risks.  Our management most recently presented a detailed update on risks and risk assessment to the full Board at its February 24, 2010 Board meeting.  The Board also periodically receives reports directly from the Division Vice Presidents for each of our three divisions during Board meetings that provide our Board with a more detailed understanding of the strategies of each of our divisions and the opportunities and risks that they face.  Management also provides the Board with a periodic summary of its corporate compliance programs, including our internal audit program, our code of ethics training and certification program, our ethics hotline and our internal control assessments. Our Audit Committee also receives a quarterly update from our Vice President and General Counsel regarding material litigation and legal loss contingencies involving the Company.

Director Compensation

Our compensation plan for non-employee members of our Board of Directors is included in the Incentive Compensation Plan. The Incentive Compensation Plan grants the Board of Directors the authority to modify the terms of the Board of Directors’ compensation plan pursuant to a resolution of the Board of Directors.

For 2010, each non-employee director received an annual retainer of $50,000. Each director received at least $25,000 of this annual retainer in the form of restricted stock units and was able to elect to receive the remainder in cash, payable in quarterly installments. Each director also had the option of electing to receive the entire annual retainer in the form of restricted stock units. These restricted stock units had a fair market value equal to the deferred amount of the annual retainer on the date of the grant and vest on May 4, 2011, the date of the 2011 Annual Meeting. The restricted stock units are payable in Common Stock upon cessation of service on the Board of Directors. The amount of this annual retainer is allocated among fees earned or paid in cash (column (b)) and stock awards (column (c)) in the Director Compensation Table below based upon the election made by each director.

We also make an annual non-retainer equity grant to our non-employee directors of restricted stock or restricted stock units of equivalent value. On the date of our Annual Meeting in 2010, we awarded each of our non-employee directors restricted stock units with a value of $60,000, which is included in the amount contained in column (c) of the Director Compensation Table below. These awards will also vest on May 4, 2011, the date of the 2011 Annual Meeting.

At its November 2010 meeting, the Compensation Committee of the Board of Directors decided to leave unchanged the compensation plan for our non-employee directors for 2011.

We have ownership requirements for our non-employee directors that are based on a multiple of five times the amount of each director’s annual retainer, and each of our non-employee directors is in compliance with these requirements. Our non-employee directors are also required to hold the restricted stock units they elect to receive from the annual retainer and the annual non-retainer equity grants they are awarded until after they complete their service on our Board.  Restricted stock units granted to a director are settled in Common Stock upon completion of the director’s service on our Board.  These restricted stock units are also forfeited if a director ceases service on the Board of Directors prior to the vesting date of the restricted stock units, except in the event of death or disability. Unvested restricted stock units will be settled and are payable in Common Stock upon the death or disability of a director or in the event of a “change in control” of JBT Corporation, as such term is defined in the Incentive Compensation Plan.

Our non-employee directors will not receive additional cash remuneration for Board of Directors meetings or committee meetings attended.  The chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee receive an additional annual fee of $10,000, and a pro-rated portion of that fee is included as fees earned or paid (column (b)) in the Director Compensation Table below for each chair.  Each non-employee director will also receive reimbursement for reasonable incidental expenses incurred in connection with the attendance of meetings of the Board and Board committees.

The following table shows all compensation awarded, paid to or earned by the non-employee members of our Board of Directors from all sources for services rendered in all of their capacities to us during 2010.

Director Compensation Table
Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

C. Maury Devine	35,000	85,005	0	0	0	14,827	134,832
Alan D. Feldman	0	110,005	0	0	0	6,247	116,252
James E. Goodwin	35,000	85,005	0	0	0	4,827	124,832
Polly B. Kawalek	10,000	110,005	0	0	0	13,247	133,252
James M. Ringler	25,000	85,005	0	0	0	7,361	117,366
James R. Thompson	25,000	85,005	0	0	0	4,827	114,832

(1)
Charles H. Cannon, Jr., our Chairman, President and Chief Executive Officer, is not included in the table as he was our employee during 2010 and did not receive compensation for his services as a director. The compensation paid to Mr. Cannon is shown in the Summary Compensation Table in this Proxy Statement.

(2)	Includes the amount of any cash portion of the director’s annual retainer each director elected to receive and additional fees paid to the chair of each board committee for serving that function.
(3)
Restricted stock unit grants were made on May 1, 2010, valued at $19.35 per share, the closing price of our Common Stock on May 1, 2010, reflecting an aggregate grant date fair value for all of our non-employee directors of $560,030. The amount reflected in the stock awards column above represents the fair value of the award at grant date. The aggregate number of outstanding restricted stock units held by each of our non-employee directors on December 31, 2010 was: Ms. Devine, 18,337; Mr. Feldman, 23,731; Mr. Goodwin, 18,337; Ms. Kawalek, 23,731; Mr. Ringler, 20,246; and Governor Thompson, 18,337.

(4)	We did not grant options to any director in 2010.
(5)
Represents accrued dividend equivalent rights during 2010 on outstanding restricted stock units and charitable contributions made in the name of directors by us during 2010 pursuant to the matching charitable contribution program available to all of our employees and directors.  Pursuant to this program, we match 100% of the charitable contributions of our employees and directors up to $10,000 in any year, although we may exercise discretion to approve matching contributions in excess of that limitation from time to time.

Our non-employee directors do not participate in our employee benefit plans other than our matching program for charitable contributions.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

In 2010, the members of the Compensation Committee of the Board were Polly B. Kawalek, James M. Ringler and James R. Thompson, none of whom has ever been an officer or employee of our company. None of our executive officers has ever served on the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board of Directors.

TRANSACTIONS WITH RELATED PERSONS

During 2010, we were not a participant in any transaction or series of related transactions in which any “related person” had or will have a material interest and in which the amount involved exceeded $120,000.  A “related person” is any person who was in any of the following categories during 2010:

•	any director or executive officer of JBT Corporation;

•	any nominee for director;

•
any immediate family member of a director or executive officer of JBT Corporation or any nominee for director, with immediate family member including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any person (other than a tenant or an employee) sharing the household of a director or executive officer or a nominee for director;

•	a security holder listed in the “Other Security Ownership” table below; or

•	any immediate family member of such a security holder.

Our Code of Business Conduct and Ethics provides that each of our employees and directors is expected to avoid engaging in activities that conflict with, or have the appearance of conflicting with, the best interests of us and our stockholders. These requirements also extend to immediate family members of employees and directors, any trust in which any employee or a director has a beneficial interest and over which such employee or director can exercise or influence decision making, and any person with whom one of our employees or directors has a substantial business relationship.

Under our Code of Business Conduct and Ethics, any personal activities or interests of one of our employees or directors, or of any immediate family member, trust or other person with which such person may have a substantial business relationship (each, an “interested person”), that could negatively influence, or which could have the appearance of negatively influencing, the judgment of such employee or director, or the decisions or action of such employee or director, must be disclosed to an employee’s manager, supervisor, local human resources director, the lawyer responsible for their business unit, the General Counsel, a member of the Board of Directors or reported to our ethics hotline. Reports made to an ethics reporting resource other than a member of the Board of Directors will be reported to the Board of Directors, or a Committee of the Board of Directors, which will have the responsibility for determining if there is a conflict of interest and, if so, how to resolve it without compromising the best interests of us and our stockholders.

In certain limited cases, activities giving rise to a potential conflict of interest may be permitted if the Board of Directors or a Committee of the Board determines, in its reasonable judgment, that such potential conflict of interest is not likely to be harmful to the best interests of us and our stockholders. No such activities were approved by the Board of Directors or a Committee of the Board during 2010.

Our Code of Business Conduct and Ethics also prohibits any employee or director from taking for themselves personally (including for the benefit of family members or friends) business opportunities that are discovered through the use of our property, information or position without the consent of the Board of Directors or a Committee of the Board. No employee or director may use corporate property, information or position for improper personal gain, or may compete with us, directly or indirectly. If such an opportunity is offered to the Board of Directors, and the Board rejects the opportunity, then the employee or director is no longer prohibited by us from taking advantage of the opportunity.

Our Code of Business Conduct and Ethics may be reviewed on the Investor Relations section of our website under Corporate Governance at www.jbtcorporation.com.  A waiver of any provision of our Code of Business Conduct and Ethics for a Director or an executive officer may only be made by the Board of Directors, or a committee appointed by the Board, and will be promptly disclosed to the extent required by law, including the rules, regulations or listing standards of the Securities and Exchange Commission and the New York Stock Exchange.

In addition to the foregoing ethics policy, the Nominating and Governance Committee periodically reviews all commercial business relationships that exist between us and companies with which our directors are affiliated in order to determine if non-employee members of the Board are independent under the rules of the New York Stock Exchange.

SECURITY OWNERSHIP OF JBT CORPORATION

Management Ownership

The following table shows, as of February 1, 2011, the number of shares of Common Stock beneficially owned by each of our directors, each of our named executive officers whose compensation is reported in the Summary Compensation Table below, and all directors and executive officers as a group. No director or executive officer named in the Summary Compensation Table beneficially owns more than one percent of the Common Stock.

	Beneficial Ownership on February 1, 2011
Name	Common Stock of John Bean Technologies Corporation	Percent of Class(1)
Torbjörn Arvidsson(2)	90,326	*
Charles H. Cannon, Jr. (2)	348,941	1.22
C. Maury Devine(3)	20,102	*
Alan D. Feldman(3)	18,046	*
James E. Goodwin(3)	14,944	*
Polly B. Kawalek(3)	22,046	*
John Lee(2)	40,298	*
Ronald D. Mambu(2)	112,481	*
Kenneth C. Dunn(2)	39,123	*
James M. Ringler(3)	18,013	*
James R. Thompson(3)	14,376	*
All directors and executive officers as a group (14 persons)(2)(3)	827,165	2.89

(1)
Percentages are calculated on the basis of the number of outstanding shares plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of February 1, 2011. An asterisk in this column indicates that the individual’s beneficial ownership is less than one percent of JBT Corporation’s outstanding Common Stock.

(2)
Includes: (i) shares owned by the individual; (ii) shares subject to options that are exercisable within 60 days of February 1, 2011; and (iii) restricted stock shares that will vest within 60 days of February 1, 2011. The shares included in item (iii) consist of 21,303 shares held by Mr. Cannon, which are also included in the shares reported for all directors and executive officers as a group.

(3)
Includes shares owned by the individual and restricted stock units credited to individual accounts of non-employee directors under the Incentive Compensation Plan (see “Information about the Board of Directors-Director Compensation”) that will vest within 60 days of February 1, 2011.  As of February 1, 2011, the following additional restricted stock units were credited to non-employee directors under the Incentive Compensation Plan: Ms. Devine, 4,393; Mr. Feldman, 5,685; Mr. Goodwin, 4,393; Ms. Kawalek, 5,685; Mr. Ringler, 4,393; and Governor Thompson, 4,393, but none of these shares will vest until May 5, 2011, so they are not included in the table above.  Non-employee directors have no power to vote or dispose of shares underlying the restricted stock units until they are distributed upon the cessation of their service on the Board of Directors. Until such distribution, these directors have an unsecured claim against us for such units.  None of the non-employee directors hold any options to acquire shares of our Common Stock.

Other Security Ownership

The table below lists the persons known by us to beneficially own more than five percent of our Common Stock as of December 31, 2010:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Shapiro Capital Management LLC and Samuel R. Shapiro 3060 Peachtree Road Suite 1555 N.W. Atlanta, GA 30305	3,453,717 (2)	12.23%

FMR LLC, Fidelity Management & Research Company and Edward C. Johnson, III 82 Devonshire Street Boston, MA 02109	2,450,982(3)	8.68%

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	2,199,541(4)	7.79%

Keeley Asset Management Corp. and John L. Keeley, Jr. 401 South LaSalle Street Chicago, IL 60605	1,597,866(5)	5.70%

(1)
Percentages are calculated on the basis of the amount of outstanding shares (exclusive of treasury shares) plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 as of  December 31, 2010.

(2)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011, Samuel R. Shapiro and Shapiro Capital Management LLC jointly reported sole voting power over 2,864,935 of such shares, shared voting power over 588,782 of such shares and sole dispositive power over all such shares of Common Stock as of December 31, 2010. These securities are owned by various individual and institutional investors for which Shapiro Capital Management LLC serves as investment adviser. Samuel R. Shapiro reported owning none of such shares for his individual account and expressly disclaimed beneficial ownership of these securities.

(3)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011, FMR LLC, Fidelity Management & Research Company and Edward C. Johnson, III jointly reported FMR LLC’s sole voting power over 82 of such shares, no shared voting power and sole dispositive power over all of such shares of Common Stock as of December 31, 2010.

(4)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2011, Blackrock, Inc. reported sole voting and dispositive power over all of such shares as of December 31, 2010.

(5)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2011, Keeley Asset Management Corp. and John L. Keeley, Jr. jointly reported Keeley Asset Management Corp.’s sole voting power over 1,550,666 of such shares, no shared voting power and sole dispositive power over all of such shares of Common Stock as of December 31, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2010 Compensation Highlights

Our compensation programs are designed to pay for performance, aligning our executive officers’ goals with the interests of our stockholders, while allowing us to attract and retain skilled executives to deliver business results.  For 2010 and again for 2011, we have adjusted our compensation programs to strengthen alignment with our financial and operational strategies.  For our executive officers whose compensation is described in the Summary Compensation Table in this Proxy Statement (our “named executive officers”) and their direct reports, we have increased the proportion of compensation directly related to business results.  This ensures a close correlation of the financial interests of our named executive officers and our employees who report to them with the interests of our stockholders.  Highlighted below are actions we have taken to align executive compensation opportunities with the interests of our stockholders, followed by a summary of the results that drove named executive officers’ compensation for 2010.

•
Set financial targets for improved results despite uncertain economic conditions. In 2010, despite continuing uncertainty about recovery from the global recession, our performance targets for our incentive compensation plans were set at levels above or equal to those set for 2009 – which were not achieved in 2009.  This followed a similar action we took in 2009 when, despite our concerns about a worsening worldwide recession, we set performance targets for our incentive compensation plans at levels that required performance equal to our record setting performance in 2008 rather than establishing a lower bar that would reflect an expectation of economically driven poorer performance.

•
Increased incentive plan emphasis on business results. For 2010, 70% of the annual cash incentive award that could be earned by our executive officers was based on our key business performance metrics - earnings per share (EPS) growth, EBITDA growth and net contribution, and 50% of the annual equity incentive award issued to our executive officers in 2010 was based on our achievement against performance targets tied to EBITDA growth and net contribution.  Both of these performance-based measures will increase further in 2011, to 80% of the annual cash incentive and 75% of the annual equity incentive award.

•
Limited maximum award levels.  The multipliers for the portions of our incentive compensation awards that were based on achievement of performance targets were capped in 2010 at 2.0 for equity incentive awards and 3.0 for cash incentive awards, and in 2010, we decided to further lower the maximum multiplier for the business performance portion of annual cash incentive awards for our named executive officers from 3.0 to 2.5.

Despite a challenging economic environment, we delivered strong financial results for fiscal year 2010 as seen in the year over year comparison set forth below. Please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report for 2010 for a more detailed description of our fiscal year 2010 financial results.

(in millions, except per share data)	Fiscal Year 2010	Fiscal Year 2009	Change %
Revenue	$880.4	$841.6	5.0
EBITDA	89.7	80.3	11.7
Net Contribution	21.2	20.5	3.1
Earnings per Share from Continuing Operations	1.30	1.15	13.1

(1)	EBITDA is our net income after adding back income/loss from discontinued operations, income taxes, interest income/expense, depreciation and amortization.
(2)
Net Contribution is our economic value added measure calculated by determining the amount by which our net income from continuing operations, after adding back interest expense, exceeds our cost of capital.

Our performance-based compensation metrics for 2010, which impacted both annual cash incentive awards and long-term equity incentive awards for our named executive officers, had targets that required year-over-year growth in EBITDA and earnings per share from continuing operations (“EPS”), and required net contribution to be maintained at not less than the prior year-end level. For more information on these measures and the specific performance targets, see “Cash Payment Elements – Annual Non-Equity Incentive Compensation” and “Equity Incentive Compensation Practices” below.

These 2010 financial performance results impacted our performance-based compensation as follows:

•
Our performance with respect to EBITDA, Net Contribution and Earnings per Share exceeded target award levels and resulted in annual cash incentive awards between the target level and the maximum, with our 2010 EBITDA and EPS levels having the largest impact on those awards. Net Contribution only slightly exceeded target.  The 70% portion of annual cash incentive awards based on these performance metrics paid out at 156% of the target award levels, reflecting the plan design of payments ranging from 0% to 300% of target.

•
Growth in EBITDA and Net Contribution also exceeded the target performance levels for long-term equity incentive awards granted to our named executive officers, with the 11.7% improvement in EBITDA having the most significant impact on these awards.   The 50% portion of equity incentive awards originally granted in 2010 that were based on these performance metrics paid out at 108% of the target award levels, reflecting the plan design of awards ranging from 0% to 200% of target.

Executive Summary

The main objectives of our executive compensation program are to:

•	Pay for performance
•	Drive business strategy
•	Align interests of executives and stockholders
•	Foster a long-term focus
•	Attract and retain executive talent
•	Appropriately manage risk

The table below provides a summary of the compensation elements for our named executive officers.

Executive Officer Compensation
Direct Compensation			Indirect Compensation
Short Term		Long Term	Post-Employment	Other Benefits
Base Salary	Non-Equity Incentive Awards	Equity Incentive Awards	Pension and Supplemental Executive Retirement Plans* 401(k) and Non-Qualified Savings Plan International Savings Plan	Executive Severance Plan Change in Control Agreements Executive Perquisites
Fixed Monthly Cash Compensation	Annual Cash Award Opportunity 70% based on annual business performance metrics (“BPI”) 30% based on annual individual performance objectives (“API”)	Annual Equity Award Opportunity 50% time-based (3 yr. vesting) 50% performance-based (1 yr. performance period and 3 yr. vesting period)

*Our U.S. Pension and Supplemental Executive Retirement Plans were frozen  in 2009 – all accrued earned benefits as of 12/31/2009 remain payable in accordance with the terms of the plans but additional years of employment and compensation changes occurring after that date have no impact on the amount of retirement benefits.

We encourage pay for performance with a short-term incentive program that provides for cash payments based on achievement of financial, operational and strategic goals. Annual cash incentive pay is calculated based on a formula that is weighted 70% to business performance and 30% to the individual’s performance. We have increased the business performance component to 80% for 2011.

We encourage alignment of our named executive officers' interests with those of our stockholders through the award of equity-based long-term incentive grants, 50% of which are contingent on financial performance metrics.  We have increased this percentage to 75% for 2011.

We target the median level of the market for all elements of compensation with the possibility of above market short-term incentive and long-term incentive payments for outstanding performance.  None of our named executive officers have employment agreements.

Our Compensation Committee makes all final compensation decisions regarding our named executive officers. Each of our compensation plans and agreements was reviewed and approved by our Compensation Committee.  All of the members of our Compensation Committee are independent directors as defined by the listing requirements of the New York Stock Exchange.  Under its charter, our Compensation Committee has the authority to engage the services of outside auditors, experts and others to assist the committee’s fulfillment of its responsibilities. In 2010, the Compensation Committee engaged Meridian, an independent compensation consultant, to provide expertise on program design and implementation. Our Chief Executive Officer also provides input on compensation programs and policies and makes recommendations to the Compensation Committee with regard to compensation for our named executive officers other than himself.

Each of our named executive officers is eligible for severance and change in control payments upon termination in certain circumstances pursuant to individual executive severance agreements. The payments generally are based on a multiple of the named executive officer's base salary and annual short-term incentive and are subject to “double-trigger” conditions, requiring both a “change of control” event and an adverse change in the executive’s employment.  These agreements are designed to ensure we can attract and retain executive talent and to permit our senior executives to remain focused on value creation for stockholders in the event of a potential change-in-control event.

Each of our named executive officers is required to comply with stock ownership guidelines monitored by our Compensation Committee and restrictions on transactions in our securities under our insider trading policy. Our compensation programs give our Compensation Committee the authority to recover outstanding awards or require repayment of gains realized or payment received in the event of a restatement of our financial results from a prior period, whether as a result of errors, omissions or fraud.

The following sections provide greater detail regarding each of the components of our executive officer compensation program.

General Principles

The core principles underlying our executive compensation philosophy are:

•
Executive compensation is performance-based—a meaningful portion of an executive’s compensation is directly linked to achievement of specific corporate and individual results that we believe create stockholder value;

•
Long term equity compensation incentives represents a significant portion of executive compensation—at-risk equity compensation in the form of stock options, time-based restricted stock unit grants, and performance-based restricted stock unit grants, along with stock ownership guidelines, align executive and stockholder interests and provide proper motivation for enhancing both short-term and long-term stockholder value;

•	Performance metrics are designed to promote achievement of stretch objectives but not to incentivize undue risk-taking by our executive management team; and

•
Compensation opportunities are competitive—potential compensation for executives is targeted at median (50th percentile) levels paid at comparable peer companies with whom we will likely compete in order to attract, motivate and retain skilled managerial talent over the long term.

Allocation of Pay Between Short- and Long-Term

Our compensation programs are designed in a manner that provides incentives to our named executive officers to achieve short- and long-term operating and strategic objectives. To foster a longer term view (i.e., longer than twelve months), our compensation programs provide longer term incentives in the form of equity incentive compensation with a three-year vesting requirement and a variable performance-based component. Although these equity compensation incentives deliver a competitive economic value on the date of grant, their ultimate value to an executive depends upon our financial performance during the year after the grant and on the market value of the equity after the end of the vesting period. That value is largely dependent upon our company’s future performance and market dynamics.

		% of Total Target Compensation Allocated to
	% of Total	“At-Risk” Short-Term and Long-Term Incentives
	Target	Annual	Long-Term	Long-Term
	Compensation	Performance	Performance- Based	Time-Based
	Allocated to	Cash	Equity	Equity
	Base Salary	Incentive(1)	Incentive(1)(2)	Incentives(2)
	(%)	(%)	(%)	(%)

Charles H. Cannon, Jr. (CEO)	27	25	25	23
Average for the Other Named Executive Officers	40	23	19	18
Average for All Named Executive Officers	35	23	22	20

(1)
The amounts shown for annual performance cash incentive and long-term performance-based equity incentive are based on target award levels, and those target award levels are also used in the calculation of percentages of total compensation.

(2)
The amounts shown for equity-based incentives are based on grant date fair value.  The equity-based incentives consist of restricted stock units that have vesting periods of 3 years. The performance-based portion of these awards is based on a one-year performance period ending on December 31, 2011.

As shown in the table above, on average 45% of the target compensation of our named executive officers for 2010 is linked to short-term and long-term performance based incentives. For our named executive officers, over 22% of their performance based compensation is linked to long-term incentives. The focus on equity-based compensation, in combination with executive stock ownership requirements, reflects the program’s goals of long-term performance risk assumption by our named executive officers – which aligns the interests of our named executive officers and stockholders.

Establishing Competitive Pay Levels

Our Compensation Committee monitors executive pay, peer group practices and the our performance to ensure that our total compensation program design is consistent with our stated compensation philosophies and that overall compensation is within appropriate parameters. Based on this review, which is detailed below, our Compensation Committee concluded that the total compensation we paid in 2010 to our named executive officers was appropriate and reasonable.

In 2009, our Compensation Committee commissioned Hewitt Associates to perform an annual compensation survey for 2010 executive officer compensation in order to provide benchmarking data to compare our executive officer compensation against executive officer compensation paid by a peer group of 28 industrial manufacturing and service companies.  This group includes companies that are of similar size and/or are engaged in the food or transportation businesses that we believed we would compete with across some of our businesses for customers, suppliers, executive talent and, ultimately, investors, and which provides a representative sample for comparison of financial and stock performance and also gives a broad spectrum of compensation philosophies. The revenues of these companies ranged from $578 million to $2.6 billion, with a median of $1.3 billion.  For 2010 executive officer compensation, the peer group consisted of the following 28 industrial companies.

AAR Corp.	Intermec, Inc.
Applied Industrial Technologies Inc.	Kaman Corporation
BE Aerospace Inc.	Lance, Inc.
Briggs & Stratton Corporation	The Manitowoc Company
Church & Dwight Co., Inc.	The Middleby Corporation
Curtiss-Wright Corporation	Moog Inc.
Dresser Rand Group Inc.	Sanderson Farms, Inc.
EnPro Industries, Inc.	Sensient Technologies Corporation
ESCO Technologies, Inc.	Sequa Corporation
Federal Signal Corporation.	Standex International Corporation
Flowers Foods, Inc.	Tennant Company
Flowserve Corporation	Triumph Group, Inc.
Gardner-Denver, Inc.	Valmont Industries, Inc.
IDEX Corporation	Woodward Governor Company

 Although the companies included in the survey varied in revenue size and market capitalization, the survey utilized regression analysis to develop size-adjusted values for each element of compensation.  Additionally, for equity-based compensation, Hewitt Associates used Black-Scholes-based option models to value stock options and other economic pricing models for other equity-based compensation.

Our compensation philosophy is to set total compensation for all our employees at the 50th percentile of compensation for similar positions at peer group companies. For our named executive officers, total compensation includes base pay, annual non-equity incentive compensation, and long-term incentives in the form of time and performance-based restricted stock.  For our named executive officers, we utilize the salary survey to compare each element of compensation, as well as total target compensation, against compensation of these named executive officers’ peers in comparable positions. The total compensation most closely mirrors the market. The allocation between the elements of compensation — base pay, annual non-equity incentive compensation and equity compensation award value — may vary from the market in individual cases, but is established in a way that keeps total compensation in line with the market.  To supplement this survey data, the Compensation Committee also requested that Meridian benchmark the compensation of our Chief Executive Officer and Chief Financial Officer against size-adjusted compensation data compiled from peer group proxy statement filings for each element of these executive’s compensation. This data was compiled and presented to the Compensation Committee in a report prepared by Meridian for 2010 compensation decisions.  In 2010, the Compensation Committee approved a recommendation by our management to commission the peer group salary survey bi-annually in order to reduce costs.  However, the compilation of data from publicly filed proxy statements to benchmark the compensation of our Chief Executive Officer and Chief Financial Officer will continue to be obtained annually for Compensation Committee review.

Components of Compensation Program

The following table presents in summary form each of the components of our named executive officer’s compensation and briefly describes the purpose and characteristics of each of these components.

Component	Purpose	Characteristics
Base Salary	Salary for level of responsibility, experience and sustained individual performance.	Fixed cash component targeted at our peer group median (size adjusted); base salary can vary from market due to individual performance, experience, time in position and internal equity considerations.
Annual Cash Management Incentive Awards (“MIP”)	Focus management on achievement of performance metrics and objectives important to the success of their divisions (as applicable) and the overall performance of our company.
A target MIP award is designed to provide peer group median cash compensation (size adjusted) when combined with base salary; exceeding targets allows achievement of upper quartile cash compensation compared with peers.

Long-Term Incentive Equity Awards (“LTIP”)	Reward for achievement of targets for EPS growth, EBITDA growth and net contribution.
A target LTIP award is designed to provide median compensation compared to our peer group when combined with base salary and target MIP award.  2010 award delivered through restricted stock units.  Ultimate value depends on our stock price at the end of a three year vesting period.

Perquisites	Provides executive with a limited amount of selected benefits commensurate with those provided to executives at peer group companies.	Benefits which personally benefit an employee, are not related to job performance, and are available to a limited group of employees.
Retirement Benefits	Provide an appropriate level of income upon retirement.
U.S. retirement benefits under a tax-qualified defined contribution plan (401(k) plan) and a non-qualified defined contribution plan.

Additional U.S. retirement benefits through a defined benefit pension plan and a related supplemental executive retirement plan (both frozen as of 12/31/2009).

For non U.S. named executive officers, retirement benefits are provided under a U.K. based defined contribution plan and a Swedish-based occupational pension plan, as applicable.

Potential Payments Upon Change in Control	Encourages executives to operate in the best interests of stockholders.	Contingent in nature; payable only if an executive officer’s employment is terminated or adversely impacted as specified under the change in control provisions of various plans.
Other Potential Post-Employment Payments	Potential payments under scenarios of death, disability, retirement, termination without cause.	Contingent in nature; payable only if executive officer’s employment is terminated under the arrangements of various plans.

Cash Pay Elements—Base Pay

We use our survey’s median base pay value for comparable positions to set our base salary midpoint for each named executive officer’s salary grade.  Each salary grade range sets a minimum pay at 75% of the midpoint and maximum pay at 125% of the midpoint.  The Compensation Committee generally establishes base salaries for named executive officers at the 50th percentile of our compensation peer group equivalents for those positions.  The base salary of a particular named executive officer is generally at, above or below the 50th percentile based on experience and proficiency in their role.  The Compensation Committee annually receives a report from Meridian with recommendations for the base salary for our Chief Executive Officer and we also request a report for the base salaries of the other named executive officers every other year.  Our Chief Executive Officer recommends base salary increases for the Chief Financial Officer and the other named executive officers. Merit increase guidelines are established annually for all of our employees (including named executive officers) based on annual market surveys and merit increases are applied as appropriate to adjust base salaries.  For 2010, this guideline was set at an increase of 2.9%.  The Compensation Committee judged each named executive officer’s base salary for 2010 to be correctly positioned relative to the 50th percentile for his position based on his experience, proficiency and sustained performance and accordingly approved a 2.9% increase for each of them.  Our Chief Executive Officer received a 3.6% increase and our Chief Financial Officer received a 3.8% increase in base salary for 2011 in order to bring them closer to the targeted 50th percentile.

Cash Pay Elements—Annual Non-Equity Incentive Compensation

Our annual non-equity incentive compensation plan is a variable cash-based incentive plan designed to focus management on performance factors important to our overall performance and to the continued success of our business units.  The maximum aggregate amount of annual non-equity incentive compensation that may be awarded under the Incentive Compensation Plan is based upon our overall performance against metrics selected by the Compensation Committee on an annual basis from the performance metrics included in the Incentive Compensation Plan approved at our 2010 Annual Meeting of Stockholders.  The Incentive Compensation Plan was designed to provide compensation awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Payout Opportunity

 Target percentage amounts for annual non-equity incentive compensation awards are based on survey market data and peer company proxy statements and for 2010, our annual non-equity incentive compensation percentages ranged from 55% to 90% of base salary.  The highest percentage (90%) was assigned to our Chief Executive Officer, with our other named executive officers ranging from 55% to 60%.  For 2010, our annual non-equity incentive compensation opportunity was weighted primarily toward business performance (70%), referred to generally as the “BPI” component, and secondarily to individual performance (30%), referred to as the “API” component.  This allocation will change to 80% BPI and 20% API beginning in 2011. Our Compensation Committee establishes BPI targets for our non-equity incentive program annually utilizing measures it believes correlate highly to enterprise value growth and total stockholder returns. For annual non-equity incentive awards for our executive officers in 2010, we utilized earnings per share (EPS), EBITDA and net contribution.  These measures are equally weighted.

EPS measures after-tax earnings generated from continuing operations divided by the total number of our diluted shares of outstanding Common Stock. As an incentive measure, we believe that this helps us drive our executive officers to improve overall earnings. In addition, we believe that EBITDA is an appropriate earnings measure for us because our internal reporting is based on EBITDA, which provides consistency among all our performance measures. Our net contribution measure represents net income plus after tax-interest expense minus a 10.5% charge for average capital employed (debt plus equity). This shows total net income generated for every dollar of capital we employ after subtracting a 10.5% charge as our cost of capital. As an incentive measure, we believe net contribution encourages our executives to grow the business while efficiently using capital.

Since certain of our financial performance metrics are based on year-over-year improvements, we preserve flexibility to adjust certain of these measures to account for the cumulative effect of unusual or non-recurring items, such as changes in accounting principles, changes relating to restructuring our businesses to adapt to market place demands, significant acquisitions and divestitures and foreign exchange movements. For 2010, the only adjustment to actual results taken with respect to performance metrics utilized for awards to our named executive officers was for foreign currency translation.

Determination of BPI Payout

For 2010, the following table shows the measures used for BPI and our performance against each of these performance measures.

Performance Measures (in millions, except per share data)	0% Payout of Target BPI	100% Payout of Target BPI	200% Payout of Target	300% Payout of Target BPI	Actual Performance and BPI Payout
Earnings Per Share	$0.69	$1.21	$1.32	$1.44	$1.30	(181%)
EBITDA	$48.2	$84.3	$92.3	$100.4	$89.7	(167%)
Net Contribution	$12.3	$20.5	$23.6	$25.6	$21.0	(115%)

For each measure the Compensation Committee approved performance curves which could produce results ranging from “0.0” (below threshold) to “3.0” (performance far in excess of plan) depending upon our company’s performance.  The upper end of this range will be reduced to 2.5 beginning in 2011.  Achievement of target performance for any metric would equal a “1.0” payout.

The following chart provides an example of a performance curve for BPI targets:

Our resulting BPI multiple was then multiplied by our individual named executive officer’s non-equity incentive compensation percentage to determine the BPI non-equity incentive compensation payout to that executive.

All of our named executive officers received a corporate-wide BPI rating which was based on the consolidated results of all of our business units. In 2010, despite continuing uncertainty about recovery from the global recession, our BPI target for EPS and EBITDA and Net Contribution were set at levels above or equal to those set for 2009, which were not achieved in 2009.  Our actual 2010 performance exceeded all of our target performance levels.  EPS was $1.30, 13.1% above 2009 performance.  EBITDA was $89.7 million, an increase of 11.7% from 2009.  Net Contribution was $21.0 million, an increase of 3.1% over 2009. This performance was rated a 1.56 based on the scale approved by the Compensation Committee at the beginning of the year.

Determination of API Payout

 The API rating is based on the achievement by an executive officer of individual annual objectives.  A broad range of factors, generally qualitative in nature, but others that are quantitative, may be considered in this API rating assessment, including corporate and operations level cost control, strategic initiatives, operational objectives regarding market development and growth, margin improvement and revenue growth as well as objectives relating to restructuring, integration and safety. These objectives differ from MRAs utilized to determine performance ratings for establishing an executive officer’s base pay described above under “Cash Pay Elements—Base Pay.”  For our 2010 annual non-equity incentive compensation program, our Compensation Committee approved an API range from 0.0 to 2.0.  For individual API objectives, the level of performance and resulting individual ratings on objectives required to achieve an API rating of 2.0 is quite high and unusual.

Our Chief Executive Officer provided the Compensation Committee his recommendation with respect to the API ratings for the performance of individual objectives by each of the other named executive officers.  For our Chief Executive Officer, the Compensation Committee solicits feedback from the independent directors, evaluates his performance in executive session, and uses that assessment to recommend his API rating to the independent directors.  In determining our Chief Executive Officer’s individual performance API rating, the independent directors evaluated his performance on a variety of objectives tied to increasing EPS, leading a comprehensive corporate strategy planning initiative, managing and resolving specific business objectives and implementing changes to our legacy compensation programs to improve their alignment with corporate strategy and stockholder interests and streamline their administration in a manner appropriate for a company of our size. The overall payout for annual cash incentive awards for each of the named executive officers appears in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table later in this Proxy Statement.

Our named executive officers received API ratings ranging from 1.2 to 1.4 for 2010, with an average rating of 1.31.  For purposes of comparison, our named executive officers received API ratings in 2009 that ranged from 1.3 to 1.4 and averaged 1.35.  On average, the API portion of the annual non-equity incentive compensation represents less than 7% of the total compensation paid to our named executive officers (as set forth in the Summary Compensation Table below).

To illustrate how the annual non-equity incentive compensation awards are determined under our compensation programs, making the assumption that an executive officer has a base salary of $300,000, a 55% target bonus, a BPI rating of 1.54 and an API rating of 1.31, the executive officer’s annual non-equity incentive compensation payment would be calculated in the following manner:

BPI	$300,000 (base salary) x .70 (BPI weighting) x .55 (target bonus) x 1.54 (corporate BPI achievement)	$177,870
API	$300,000 (base salary) x .30 (API weighting) x .55 (target bonus) x 1.31 (individual API rating)	$64,845
	Total Non-Equity Incentive Compensation:	$242,715

Equity Incentive Compensation Practices

By providing our named executive officers with significant compensation opportunities in the form of equity awards, we intend to ensure that a significant portion of our named executive officers’ total compensation remains at risk and continues to be tied to the creation of value for our stockholders.  These equity awards provide our named executive officers the opportunity to realize financial rewards if our stock price appreciates over the long term.  The equity awards we grant to our named executive officers consist of a combination of time-based and performance-based awards.

Determination of Equity Award Size

 To determine the appropriate amount of equity-based compensation awards for our named executive officers, our Compensation Committee reviews survey data which shows what our comparator group of companies granted to their comparable executive officers.  We use regression analysis to take into account the different sizes of companies. For our Chief Executive Officer and our Chief Financial Officer, we also review specific data regarding equity compensation awards to their peers in the comparator group reported in proxy statement filings.  We also consider internal equity among our named executive officers and make adjustments when appropriate.  Once we determine a target economic value for each named executive officer we divide by the closing share price on the relevant day to determine the number of shares or units for each award.  For 2010 equity compensation awards, we utilized the closing stock price on the day the Compensation Committee met to approve the target values for annual equity compensation awards for executive officers.

Types of Equity Awards

Although we have the flexibility to grant equity compensation in a variety of forms, including restricted stock, restricted stock units, stock options, performance units and stock appreciation rights, our equity compensation awards are primarily in the form of restricted stock units.  All of the equity compensation awards we grant to our named executive officers are subject to vesting requirements which generally require an additional three years of service by the executive before they vest, at which time the executive receives ownership and voting rights.  With the approval of the Compensation Committee, we may issue equity compensation awards with reduced vesting periods. Vesting periods are utilized both as a retention incentive and as a means to align incentives with long-term value creation for stockholders.

The ultimate realizable amount of one-half of the restricted stock unit awards granted to our named executive officers in 2010 depended upon our achievement against specific performance metrics set by the Compensation Committee at the beginning of the year. The percentage of the total performance-based restricted stock unit award realized was determined at the end of a one-year measurement period ending on December 31, 2010.  This link put a meaningful portion of each of our named executive officer’s targeted equity award at risk. Our Incentive Compensation Plan also provides for alternative performance measures that we may elect to utilize in future years for performance-based equity compensation awards. None of our executive officers has the ability to adjust the performance measures approved by our Compensation Committee or to waive any conditions established for the performance-based awards once established by the Compensation Committee.

Performance-Based Equity Awards

The amount of the performance-based equity award granted in 2010 depended on our full year performance against EBITDA growth and Net Contribution performance measures. The total number of shares issuable to a named executive officer will vary between 0% and 200% of the target award granted depending on where in the specified range for each of the two criteria our company’s full year performance falls.  There is a minimum level for each measure below which an awardee receives 0% of the target award, and correspondingly a maximum performance level which, even if exceeded, will not generate more than 200% of the target award.  In between the minimum and maximum performance targets, the performance level of each measure is plotted on a predefined curve which indicates the percent of the target award that should be awarded.  The performance achieved on each measure is added together and divided by the number of measures to determine the actual percentage payout of the target award amount.  The vesting period for performance-based restricted stock unit awards is the same as the vesting period for time-based restricted stock unit awards, which is three years from the grant date, meaning that although the performance period considered is one year, the awards vest in January of the third year from the date of grant.

For 2010, the following table shows the measures used for our performance-based restricted stock unit grants to our named executive officers and our performance against each of the performance measures.

Performance Measures (in millions)	0% Payout of Target Grant	100% Payout of Target Grant	200% Payout of Target Grant	Actual Performance and Payout
EBITDA	$40.2	$80.3 - $88.3	$96.4	$89.7	(117%)
Net Contribution	$10.3	$20.5 - $22.6	$28.7	$21.0	(100%)

For each measure the Compensation Committee approved performance curves which could produce results ranging from “0.0” (below threshold) to “2.0” (performance far in excess of plan) depending upon our company’s performance.  Achievement of target performance for any metric would equal a “1.0” payout.

The following chart provides an example of a performance curve for performance-based equity incentive awards:

As a result of our financial results for 2010, our named executive officers will receive 108% (the average of the two performance ratings) of the target performance-based portion of the restricted stock unit grants that were originally awarded on February 23, 2010, and these awards will vest on January 2, 2013.

Impact of Retirement on Outstanding Equity Awards

Under the terms of our Incentive Compensation Plan, as long as an employee remains employed through the age of 62 and has at least ten years of service, any unvested equity awards remain outstanding after retirement and vest on the originally scheduled vesting date. Retirement prior to age 62 or ten years of service will result in the forfeiture of unvested awards. This permits flexibility in retirement planning, permits us to provide an incentive for the vesting period and does not impose a penalty on the exercise of a retirement benefit provided to all of our employees.

Stock Option Grants

Our Incentive Compensation Plan grants management the authority to issue non-qualified stock options to our executive officers and other key employees, although we do not presently intend to utilize stock options as a major component of our executive compensation program.  Any FMC Technologies, Inc. stock options held by our employees at the time of our 2008 spin-off from that company were converted into stock options exercisable into shares of our Common Stock in a manner that provided holders with stock options with an economic value equal to the value the FMC Technologies, Inc. stock options had at the effective date of the spin-off.  Of our named executive officers, only Mr. Cannon continues to hold these options, all of which have vested and have expiration dates that are ten years after their original grant by FMC Technologies, Inc.

Securities Trading Policy

Our insider trading policy prohibits Directors, executive officers and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities.  This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts.  In addition, this policy is designed to ensure compliance with relevant SEC regulations, including insider trading rules.

Claw-Back Policy

Our Incentive Compensation Plan gives our Compensation Committee the discretion to “claw-back” or cancel outstanding performance-based equity compensation awards in the event of misconduct prejudicial to the company or in the event a restatement of our financial results from a prior period, whether as a result of errors, omissions or fraud, results in a prior grant’s performance measures no longer being satisfied.  This provides the Compensation Committee with the authority to cancel any outstanding awards, whether or not vested or deferred, or to require a named executive officer to repay any gain realized or payment received upon the exercise or payment of a prior award.

Impact of Section 162(m) of the Internal Revenue Code on Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation in excess of $1 million paid for any fiscal year to certain named executive officers. Among other requirements, in order for compensation to be considered performance-based for purposes of Section 162(m), it generally must be paid pursuant to a plan which is approved by the company’s public stockholders.  However, under transition rules related to spin-off transactions comparable to ours in 2008, any amount that was related to otherwise qualifying performance-based compensation paid or performance-based restricted stock granted, prior to the first regularly scheduled meeting of our stockholders that occurred in May 2009 will be fully deductible by us without regard to such stockholder approval.  At our 2010 annual meeting of stockholders, we sought and obtained stockholder approval of our Incentive Compensation Plan qualifying awards under such plan as “performance-based” compensation deductible for U.S. income tax purposes beginning with the 2010 awards.

Pension Plans

A longer term element of compensation for our named executive officers has been an Internal Revenue Service qualified defined benefit pension plan (the “U.S. Pension Plan”) that provides income replacement retirement benefits.  At the time of our spin-off from FMC Technologies, Inc. in 2008, we maintained the benefits package offered by our former parent company but we subsequently decided to freeze the U.S. Pension Plan effective December 31, 2009.  Benefits earned as of that date were frozen; while no additional benefits will accrue for any of our U.S.-based non-union employees, the benefit earned through that date will be paid when the employee retires.  All employees can continue to earn service for vesting purposes and for eligibility for early retirement benefits.  The pension freeze also impacts our non-qualified defined benefit pension plan (the “Non-Qualified Pension Plan”) described below.

The U.S. Pension Plan utilizes the same benefit calculation formula for our named executive officers as is used for non-bargaining unit production personnel and administrative and technical staff. The U.S. Pension Plan is designed to provide income replacement in retirement to all of our current employees who meet the minimum service requirement of five years. The pension payment is based on “final average pay,” which is calculated for the period that includes the employee’s highest 60 consecutive months of pay in the final 120 months of service prior to December 31, 2009, and includes base pay and annual non-equity incentive compensation in the calculation. Eligible earnings under the provisions of the U.S. Pension Plan do not include the value of the equity grants (stock options or restricted stock awards), perquisites or matching contributions to our Qualified Savings Plan and our Non-Qualified Savings Plan (each of which are described under “Compensation Discussion and Analysis – Savings Plans” below). The U.S. Pension Plan is operated in compliance with the United States Employment Retirement Income Security Act (“ERISA”).

The Non-Qualified Pension Plan provides the same level of benefits for earnings above compensation limits set by the Internal Revenue Service. The Non-Qualified Pension Plan uses the same pension calculation formula as the tax qualified U.S. Pension Plan. The benefits under this plan are the Company’s general obligations and are not protected by ERISA.

Our Chief Executive Officer and Chief Financial Officer have significant accrued pension benefits under the pension plans as a result of their long tenure with the Company's predecessor, FMC Technologies, Inc. and its predecessor, FMC Corporation.  One of our other named executive officers, as well as all of our other employees who were formerly employed by our predecessor companies, have been credited under our U.S. Pension Plan for their years of service with FMC Technologies, Inc. and FMC Corporation.

Although Mr. Arvidsson also has a long tenure with the Company’s predecessors, his primary retirement benefit results from his participation in the Swedish occupational pension system (the “Swedish Pension Plan”) for private sector employees called ITP. This defined benefit is employer paid and includes a disability and survivors’ pension as well as the traditional retirement benefit. This benefit is based on salary at retirement, with pension payments beginning at age 65. The benefit is 10% of the base salary at retirement. There is a limit of 7.5 times a base amount on the salary covered by this benefit. In 2010, this limit was the equivalent of approximately $53,299. The value of this benefit appears in the Pension Benefits Table and the increase in value of the benefit in 2010 is reported in the Summary Compensation Table for Mr. Arvidsson.  Mr. Arvidsson’s participation in the Swedish Pension Plan will continue indefinitely, despite the freezing of the U.S. Pension Plan.

For the portion of an employee’s salary above this 7.5 multiple of the base amount, employers in Sweden may offer a defined contribution benefit, which requires employers to pay premiums into funds of the employee’s choice. We also provide this defined contribution benefit to Mr. Arvidsson. The premiums we paid and Mr. Arvidsson’s ending balance and earnings for 2010 are shown in the Non-Qualified Deferred Compensation Table. The premiums we paid in 2010 (as well as prior years) appear in the Summary Compensation Table in the “Other Compensation” column and in footnote (3) to the table.

Savings Plans

All of our United States based employees, including our named executive officers who are based in the United States, are eligible to participate in our tax-qualified savings and investment plan (the “Qualified Savings Plan”). This plan provides an opportunity for employees to save for retirement on both a pre-tax and after-tax basis. Employees exceeding the Internal Revenue Service compensation limit for highly compensated employees can contribute between 0% and 20% of base pay and eligible incentives through pre-tax and after-tax contributions up to the maximum amount prescribed by law and the plan limits, and employees not considered highly compensated under Internal Revenue Service regulations can also contribute up to 75% of base pay and eligible incentives. We match 100% of the first 5% of each employee’s contributions. Participants are vested on a five-year graded vesting schedule for employer matching contributions.  As part of our review of the benefits package that resulted in the U.S. Pension Plan freeze, we enhanced the Qualified Savings Plan effective January 1, 2010.  In order to maintain a competitive benefit package that will attract and retain employees, we added an additional company non-elective contribution to the Qualified Savings Plan equal to 3% of employees’ base and incentive pay.  These non-elective contributions vest immediately upon award.

Our named executive officers are also eligible to participate in a pre-tax non-qualified defined contribution plan (the “Non-Qualified Savings Plan”), which provides executives and employees who may reach contribution limits imposed by the Internal Revenue Service for the Qualified Savings Plan with the opportunity to participate in a tax advantaged savings plan comparable to the Qualified Savings Plan. The investment options offered to participants in our Non-Qualified Savings Plan are similar to those offered in our Qualified Savings Plan. Participants may elect to defer up to 100% of their base pay or annual non-equity incentive compensation. We match 100% of the first 8% of the employee’s contributions to the Non-Qualified Savings Plan.  In addition, any employee participating in the Non-Qualified Savings Plan will receive an 8% company contribution for all eligible compensation in excess of the Internal Revenue Service income contribution limit (increased from 5% effective January 1, 2010 to reflect the impact of the freezing of the Non-Qualified Pension Plan). Employees who are otherwise eligible to participate in the Non-Qualified Savings Plan but do not elect to defer any of their base pay or non-equity compensation will receive a non-elective contribution of 3% for compensation in excess of the Internal Revenue Code Section 401(a)(17) limit. Participants are vested on a five-year graded vesting schedule for employer contributions. Accrued benefits under the Non-Qualified Savings Plan may be distributed as either a lump sum payment or in monthly payments over a five-year period.  Lump sum distributions will be paid no sooner than six months after termination of employment for “specified employees” as defined by the Internal Revenue Code. All of our named executive officers are specified employees. The distribution election may not be changed within 12 months of termination or retirement. Changes made prior to the 12 month requirement can result in deferral of participant’s distribution for an additional five years.

Certain of our employees who are not subject to United States taxes were eligible to participate in a non-qualified defined contribution plan administered in the United Kingdom (the “International Savings Plan”).  Participants can contribute up to 75% of base pay and eligible incentives. We match 100% of the first 5% of each employee’s contributions. Both contributions to the International Savings Plan and the distributions from the International Savings Plan are made in U.S. dollars. All vested funds must be distributed upon an employee’s termination or retirement. Mr. Arvidsson is the only named executive officer who is a participant in the International Savings Plan. We made no contributions to the International Savings Plan in 2010 for the benefit of Mr. Arvidsson.

Change-in-Control Agreements

We entered into agreements with each of our named executive officers that provide them with compensation under certain circumstances in the event of a change-in-control in our ownership or management.  See “Potential Payments Upon Change-in-Control” for a further description of the terms and potential amounts payable under these agreements. All of our change-in-control agreements condition continuing availability of benefits on compliance with non-compete and non-solicitation provisions.

The benefits payable under our change-in-control agreements are comparable to benefits for which executives in similar positions at peer companies are eligible under their change-in- control agreements. The competitive nature of these benefits is reviewed and analyzed annually by our Compensation Committee with the assistance of the Committee’s independent consultant.

All of the change-in-control agreements with our named executive officers are what is commonly referred to as “double trigger” agreements. Under these agreements, the benefits are only payable to an executive if, in addition to the qualifying change-in-control event, the executive officer’s position is terminated or the executive’s responsibilities, salary, benefits and/or location are significantly changed.   Notwithstanding the foregoing, unvested restricted stock unit grants will vest immediately upon the occurrence of a change-in-control pursuant to the terms of the Incentive Compensation Plan, and those grants are accordingly not subject to the “double trigger” requirement of the change-in-control agreements.

General Executive Severance Benefits

Under our executive severance plan, named executive officers who lose their job through no fault of their own are entitled to receive 15 months of severance pay (limited to base pay and the executive’s target annual non-equity incentive compensation), their pro-rated target annual non-equity incentive compensation through the date of termination provided the performance goals underlying the annual non-equity incentive compensation award have been met, the continuation of medical and dental benefits for the same severance period at the employee premium rate, outplacement services, and tax preparation and financial planning assistance for the last calendar year of employment. See “Potential Payments Upon Termination” for a further description of the terms and potential amounts payable under our executive severance plan for our named executive officers. The availability of these severance benefits is conditioned on the executive’s compliance with non-disclosure, non-compete and non-solicitation covenants. In its approval of the executive severance plan, our Board of Directors granted company management with the authority to exercise its discretion with respect to the treatment of unvested options and restricted stock grants of terminated executive officers. Change-in-control agreements and severance benefits are exclusive of one another, and in no circumstances would any of our named executive officers receive benefits under both a change-in-control agreement and our general executive severance plan.

Perquisites

We provide limited perquisites to our executive officers in order to facilitate the performance of their managerial and external marketing roles and to ensure a competitive total compensation package. The perquisites we provide to our executives include financial counseling, tax preparation, automobile expense reimbursement, parking fees and personal use of dining club memberships and other minor expenses associated with their business responsibilities. Certain of our named executive officers receive only a limited number of these benefits.  Our executives’ use of company paid automobiles and dining club membership benefits is primarily intended to facilitate business-related travel and entertainment and executives are required to report personal use of company paid automobiles and club memberships.

Stock Ownership Requirements

Our Compensation Committee established executive officer stock ownership guidelines in order to ensure a continuing alignment of executive and stockholder interests.  Under our stock ownership guidelines, an executive officer is expected to maintain ownership of shares (including restricted stock unit awards, whether or not currently vested, and any shares held in the Qualified Savings Plan, but not counting any shares underlying outstanding stock options) in an amount equal in value to a multiple of the individual’s salary-grade midpoint.  Our named executive officers who formerly served as executive officers of FMC Technologies, Inc. have three years to reach their ownership multiple, pro-rated 33 1/3% each year.  Named executive officers who began their employment with JBT Corporation have five years to accumulate sufficient amounts of our Common Stock to satisfy the ownership multiple, pro-rated 20% each year.  An executive may not sell any shares of our Common Stock that he may hold until he reaches the applicable stock ownership guideline multiple (the pro-rated multiple until the end of the specified build up period).

The stock ownership multiple for each of our named executive officers is provided in the following table. Each of our named executive officers currently satisfies our stock ownership guidelines applicable to them.

Executive Officer	Multiple of Salary Grade Mid Point	Number of Shares Required to be Held as of 12/31/2010	Shares Held as of 12/31/2010
Charles H. Cannon, Jr.	5.0	144,961	554,369
Ronald D. Mambu	3.0	41,286	178,343
Torbjörn Arvidsson	2.0	25,337	153,489
John Lee	2.0	16,514	97,081
Kenneth C. Dunn	2.0	14,154	90,164

Risk in Compensation Programs

We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking.  Further, with respect to our incentive compensation programs, although the performance metrics that determine payouts for certain business unit managers are based in part on the achievement of business segment metrics, the metrics that determine payouts for our executive officers are company-wide metrics only. This is based on our belief that applying company-wide metrics encourages decision-making that is in the best long-term interests of JBT Corporation and our stockholders as a whole. The mix of equity award instruments used under our long-term incentive program that includes time-based awards in addition to performance-based awards also mitigates risk. In addition, the multi-year vesting of our equity awards and our share ownership guidelines for our executive officers properly account for the time horizon of risk. We also employ “claw-back” provisions in our equity incentive compensation program to ensure that in the case of a restatement of our historical financial results for a period of time on which performance-based equity awards were granted, the amount of those awards can be recalibrated to reflect our restated financial performance for that period.  Finally, we set our compensation at levels that we believe, based on market assessments, strikes the appropriate balance between managing the overall expense of our compensation in comparison with peers and allowing us to continue to attract and retain the caliber of employees that we believe we need to help us succeed in the markets we serve.  At its February 22, 2011 meeting, the Compensation Committee requested Meridian to advise the Committee on whether we had any areas of compensation which appeared to encourage excessive risk-taking. In the review of its report to the Committee, Meridian did not identify any components of our program that they viewed as encouraging excessive risk.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate this report by specific reference.

The Compensation Committee establishes and oversees the design and functioning of our executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2011 Annual Meeting.

The preceding report has been furnished by the following members of the Compensation Committee:

Polly B. Kawalek, Chairwoman James M. Ringler James R. Thompson

COMPENSATION TABLES AND EXPLANATORY INFORMATION

Summary Compensation Table

The following table summarizes compensation earned by each of our named executive officers during the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008, and includes any amount earned during 2008 as a result of employment with FMC Technologies, Inc., the company we spun off from in July 2008.  To understand the table below you need to read carefully the footnotes, which explain the various assumptions and calculations employed in determining the dollar amounts set forth below.

Name and Principal Position in 2010	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Charles H. Cannon, Jr. Chairman of the Board, President and Chief Executive Officer	2010 2009 2008	691,667 641,667 512,795	0 0 0	1,220,856 897,222 2,259,875	0 0 0	932,943 528,862 640,551	378,545 741,845 903,490	207,465 200,182 83,440	3,431,476 3,009,778 4,400,151

Ronald D. Mambu Vice President, Controller and Chief Financial Officer	2010 2009 2008	348,140 334,750 296,377	0 0 0	371,363 291,591 642,664	0 0 0	312,669 194,021 261,268	265,338 413,826 553,959	86,798 86,662 49,107	1,384,338 1,320,850 1,803,375

Torbjörn Arvidsson(4) Vice President and Division Manager Food Solutions and Services Division	2010 2009 2008	356,200 331,884 377,140	0 0 0	270,282 255,707 483,053	0 0 0	290,763 169,874 344,789	5,594 178,028 0(5)	425,906 564,159 285,469	1,348,745 1,499,652 1,490,451

John Lee Vice President and Division Manager AeroTech Division	2010 2009 2008	334,407 324,000 133,333	0 125,000(6) 100,000(6)	323,707 279,939 661,432	0 0 0	273,010 181,969 121,173	11,292 49,782 24,932	83,391 183,714 79,799	1,026,347 1,144,404 1,120,669

Kenneth C. Dunn Vice President, General Counsel and Asst. Secretary	2010 2009	311,318 302,250	0 0	270,282 269,162	0 0	249,179 174,117	9,452 52,476	90,327 63,931	930,558 861,936

(1)
The amounts in columns (e) include awards of time-based restricted stock units and performance-based restricted stock units under our Incentive Compensation Plan.  These dollar amounts represent the grant date fair value.  The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date.  The probable outcome for 2008, 2009 and 2010 grants of performance-based awards was estimated at 100%.  The actual achievement was 102% for the 2008 awards, 92% for the 2009 awards and 108% for the 2010 awards.

The fair value of restricted stock unit awards listed above at grant date assuming the maximum level of performance goals was achieved is as follows:

Name	Year	Fair Value Assuming Maximum Performance ($s)
Charles H. Cannon, Jr.	2010	1,859,013
	2009	1,275,006
	2008	3,389,813

Ronald D. Mambu	2010	565,475
	2009	414,367
	2008	963,996

Torbjörn Arviddson	2010	411,564
	2009	363,379
	2008	724,580

John Lee	2010	492,908
	2009	397,808
	2008	925,836

Kenneth C. Dunn	2010	411,564
	2009	382,495

(2)
The amounts in column (h) reflect the actuarial increase in the present value of our named executive officers’ benefits at the first retirement date with unreduced benefits (age 62).  These amounts are determined using interest rates and mortality rate assumptions consistent with those used in our audited consolidated financial statements.  All nonqualified deferred compensation earnings are actual investment earnings generated by the invested funds, and therefore, are not included in this column.

(3)	The amounts in column (i) for the fiscal year ended December 31, 2010 includes for each of our named executive officer the following perquisites:

Perquisites ($)	Charles H. Cannon, Jr.	Ronald D. Mambu	Torbjörn Arvidsson	John Lee	Kenneth C. Dunn
Personal Use of Club Memberships*	-	964	-	-	525
Financial Planning & Personal Tax Assistance**	19,300	12,000	5,291	7,400	10,747
Personal Use of Automobiles***	-	-	8,509	13,200	-
Parking	5,070	5,070	-	-	5,070
Relocation Expenses	-	-	-	-	16,625
Total Perquisites	24,370	18,034	13,800	20,600	32,967

*
Our cost for Mr. Mambu’s club membership equals the amount of the expense paid by JBT Corporation for Mr. Mambu’s use of the club for non-business purposes.  Our cost for Mr. Dunn’s club membership equals the amount that we provide to him as a partial reimbursement of the monthly club dues paid by Mr. Dunn.

**
Our cost for financial planning and personal tax assistance includes the fees JBT Corporation paid to third party financial planning and tax advisors for service provided to our named executive officers, a portion of which is an annual retainer fee allocated to the individual officers on a pro-rata basis.  Other fees are specifically allocated to the individual named executive officers receiving the services to which such fees relate. All amounts paid to obtain financial planning and personal tax assistance for our named executive officers represent taxable income to the executive.

***
Our cost for personal use of automobiles used by our named executive officers who were provided this benefit is calculated as follows: for Mr. Arvidsson we utilize the Swedish government’s calculation of the value of a company supplied car to his personal use; and for Mr. Lee we utilize a monthly allowance of $1,100 that we provide to him to reimburse him for business use of his personal automobile.  All amounts paid to reimburse our named executive officers for automobile expense represent taxable income to the executive.

Other Compensation ($)	Charles H. Cannon, Jr.	Ronald D. Mambu	Torbjörn Arvidsson	John Lee	Kenneth C. Dunn
Matching Contributions*	97,642	43,373	392,196	41,310	38,835
Accrued Dividend Equivalent Rights	85,453	25,391	19,910	22,021	18,525

*
For a description of the matching contributions provided to participants in the Qualified Savings Plan and Non-Qualified Savings Plan, see “Compensation Discussion and Analysis – Savings Plans” above.    For Mr. Arvidsson, matching contributions represent premiums paid for a defined contribution benefit plan in Sweden. For a description of this plan, see “Compensation Discussion and Analysis – Pension Plans” above.

(4)
The amounts reported as salary, non-equity incentive compensation and all other compensation that are reported for Mr. Arvidsson were paid in Swedish Krona.  These amounts were converted into U.S. dollars in the Summary Compensation Table.  These amounts were translated into U.S. dollars at the average exchange rate for each month.  Mr. Arvidsson received a base salary increase effective May 1, 2010, resulting in a different average for the periods before and after May 1, 2010.

(5)
During 2008, there was a net negative change in Mr. Arvidsson’s Pension and Non-Qualified Deferred Compensation Earnings.  In accordance with SEC regulations, this decrease in value is not reported in columns (h) or (j) of the Summary Compensation Table.

(6)
The amounts in column (d) for Mr. Lee represent the amount of a signing bonus paid to Mr. Lee at the beginning of his employment with us, including a $100,000 portion paid in 2008 and a $125,000 incremental deferred portion of that bonus paid in January 2009.

None of our named executive officers is a party to written or oral employment contracts with us. Accordingly, they remain employed at our will.  For a description of the material terms of their compensation arrangements, which include base salary, annual non-equity incentive bonus, equity compensation awards, matching contributions to retirement savings plans, pension benefits and perquisites, and severance and change in control benefits, see “Compensation Discussion and Analysis” above.

Grants of Plan-Based Awards Table

Shown below is information with respect to plan-based awards made in 2010 to each named executive officer.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)(3)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Charles H. Cannon, Jr.	2/23/2010	0	617,083	1,665,583				35,251	0	0	582,699
	2/23/2010				0	38,606	77,212				638,157
Ronald D. Mambu	2/23/2010	0	208,884	563,987				10,723	0	0	177,251
	2/23/2010				0	11,743	23,486				194,112
Torbjörn Arvidsson	2/23/2010	0	195,910	530,737				7,804	0	0	129,000
	2/23/2010				0	8,547	17,094				141,282
John Lee	2/23/2010	0	183,924	498,266				9,347	0	0	154,506
	2/23/2010				0	10,236	20,472				169,201
Kenneth C. Dunn	2/23/2010	0	171,225	463,863				7,804	0	0	129,000
	2/23/2010				0	8,547	17,094				141,282

(1)
The amounts shown in column (i) reflect the number of shares of restricted stock units subject to time-based vesting requirements granted to each of our named executive officers in 2010 pursuant to our Incentive Compensation Plan.

(2)
The amounts in column (l) reflect the full grant date fair value of awards of restricted stock units to our named executive officers pursuant to our Incentive Compensation Plan in 2010.   Assumptions used in the calculation of these amounts are described in note (10) to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2011.

(3)	The second award amount in column (l) represents the full grant date fair value of restricted stock units subject to performance-based conditions assuming achievement of target performance.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards (3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles H. Cannon, Jr.	21,303(1)	0	0	$2.96	2/19/2014	346,884	6,982,775	0	0
Ronald D. Mambu	0	0	0	-	-	103,364	2,080,717	0	0
Torbjörn Arvidsson	0	0	0	-	-	80,337	1,617,184	0	0
John Lee	0	0	0	-	-	89,702	1,805,701	0	0
Kenneth C. Dunn	0	0	0	-	-	75,392	1,517,641	0	0

(1)	Options originally issued to Mr. Cannon by FMC Technologies, Inc., which were converted into options to acquire shares of our Common Stock at the time of the spin-off.
(2)
The market value of shares of our restricted stock units that had not vested as of December 31, 2010 is calculated using $20.13, the closing price of our Common Stock on December 31, 2010, the last trading day of 2010.

(3)
The outstanding restricted stock unit awards presented above include awards in the amounts and with the vesting dates in the table below (TB = time-based; PB = performance-based).  The number of performance-based units is based on actual achievement.  The performance cycle for units granted in 2008 ended on December 31, 2008 with achievement of 103%.  The performance cycle for units granted in 2009 ended on December 31, 2009 with achievement of 92%.  The performance cycle for units granted in 2010 ended on December 31, 2010 with achievement of 108%.

Executive Officer	Restricted Stock Unit Grant Date	Restricted Stock Unit Grant	Time-Based or Performance-Based	Restricted Stock Unit Vesting Date
Charles H. Cannon, Jr.	8/7/2008 8/7/2008	94,240 97,067	TB PB	1/2/2011 1/2/2011
	2/24/2009 2/24/2009 2/23/2010 2/23/2010	38,884 39,748 35,251 41,694	TB PB TB PB	1/2/2012 1/2/2012 1/2/2013 1/2/2013
Ronald D. Mambu	8/7/2008 8/7/2008 2/24/2009 2/24/2009 2/23/2010 2/23/2010	26,800 27,604 12,637 12,918 10,723 12,682	TB PB TB PB TB PB	1/2/2011 1/2/2011 1/2/2012 1/2/2012 1/2/2013 1/2/2013
Torbjörn Arvidsson	8/7/2008 8/7/2008 2/24/2009 2/24/2009 2/23/2010 2/23/2010	20,144 20,748 11,082 11,328 7,804 9,231	TB PB TB PB TB PB	1/2/2011 1/2/2011 1/2/2012 1/2/2012 1/2/2013 1/2/2013
John Lee	8/7/2008 8/7/2008 2/24/2009 2/24/2009 2/23/2010 2/23/2010	22,052 22,714 12,132 12,402 9,347 11,055	TB PB TB PB TB PB	1/2/2011 1/2/2011 1/2/2012 1/2/2012 1/2/2013 1/2/2013
Kenneth C. Dunn	10/1/2008 10/1/2008 2/24/2009 2/24/2009 2/23/2010 2/23/2010	17,127 17,641 11,665 11,924 7,804 9,231	TB PB TB PB TB PB	1/2/2011 1/2/2011 1/2/2012 1/2/2012 1/2/2013 1/2/2013

Options Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Charles H. Cannon, Jr.	0	0	164,761	2,899,791
Ronald D. Mambu	0	0	70,301	1,237,304
Torbjörn Arvidsson	0	0	44,652	785,876
John Lee	0	0	11,884	209,158
Kenneth C. Dunn	0	0	21,443	377,397

Pension Benefits Table

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Credited years of service for each of the named executive officers under the pension plans include years of service with our predecessor. The U.S. Pension Plan and the Swedish Pension Program values are the present value of accrued benefits at the first retirement date for unreduced benefits. The Non-Qualified Pension Plan value is the present value at December 31, 2010 of the lump sum payable at the first retirement date for unreduced benefits.  Effective December 31, 2009, we froze benefits under the U.S. Pension Plan and the Non-Qualified Pension Plan.  For an explanation of the impact on these plans, see “Compensation Discussion and Analysis – Pension Plans” above.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Charles H. Cannon, Jr.	U.S. Pension Plan Non-Qualified Pension Plan	27.75 27.75	844,965 3,667,040	0 0
Ronald D. Mambu	U.S. Pension Plan Non-Qualified Pension Plan	35.75 35.75	1,256,204 1,839,458	0 0
Torbjörn Arvidsson	U.S. Pension Plan Swedish Pension Plan Non-Qualified Pension Plan	1.58(2) 25.30 -	51,659 6,894 -	0 0 0
John Lee	U.S. Pension Plan Non-Qualified Pension Plan	1.42 1.42	48,989 37,016	0 0
Kenneth C. Dunn	U.S. Pension Plan Non-Qualified Pension Plan	1.25 1.25	41,545 32,862	0 0

(1)
Amounts reported reflect the present value, expressed as a lump sum as of December 31, 2010, of each named executive officer’s benefits under the U.S. Pension Plan, the Non-Qualified Pension Plan and, in the case of Mr. Arvidsson, the Swedish Pension Plan, respectively.  Amount reported are calculated using the assumptions applied in Note (9) to our audited consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed on March 3, 2011 with the Securities and Exchange Commission.

(2)	Mr. Arvidsson’s number of years of credit service for the U.S. Pension Plan represents the period of time he worked in the United States.

Pension Benefit Formula

Our U.S. Pension Plan is a defined benefit plan that provides eligible employees having five or more years of service a pension benefit for retirement. Years of credited service and final average yearly earnings are used to calculate the pension benefit. The final average yearly earnings are based on the highest 60 consecutive months out of the final 120 months of compensation. The normal annual retirement benefit is the product of (a) and (b) below:

(a)	the sum of:

•
the sum of (1) 1% of the participant’s final average yearly earnings up to the Social Security Covered Compensation Base (defined as the average of the maximum Social Security taxable wages bases for the 35-year period ending in the year in which Social Security retirement age is reached) plus (2) 1.5% of the participant’s final average yearly earnings in excess of the Social Security covered compensation base multiplied by the participant’s expected years of credited service at age 65 up to 35 years of credited service; and

•	1.5% of the participant’s final average yearly earnings multiplied by the participant’s expected years of credited service at age 65 in excess of 35 years of credited service.

(b)	the ratio of actual years of credited service to expected years of credited service at age 65.

The U.S. Pension Plan defines “normal retirement age” as 65 with an unreduced early retirement benefit payable at age 62. All of the named executive officers except for Messrs. Lee and Dunn are currently eligible for benefits under our U.S. Pension Plan. Eligibility under the U.S. Pension Plan terminates upon death or upon payment of the participant’s entire vested benefit.  When we were established as a separate company from FMC Technologies, Inc. in July 2008, our employees who were formerly employed by FMC Technologies, Inc. received the benefit for years of credited service under FMC Technologies Inc.’s defined pension benefit plan.  Our employees who were also formerly employed by FMC Corporation, FMC Technologies, Inc’s predecessor, received the benefit for years of credited service under FMC Corporation’s defined pension benefit plan when FMC Technologies, Inc. was established as a separate company by FMC Corporation.  Messrs. Cannon, Mambu and Arvidsson were former employees of both predecessor companies.

Early Retirement

The U.S. Pension Plan’s “early retirement date” is the participant’s 55th birthday in the case of a participant who became a participant in FMC Corporation’s pension plan before January 1, 1984. All Participants in our U.S. Pension Plan who were hired on or after January 1, 1984 (by either of our predecessors or by us) are eligible for early retirement on or after age 55 with ten years of service. Two of our named executive officers (Messrs. Cannon and Mambu) were participants in FMC Corporation’s defined benefit pension plan before January 1, 1984. Messrs. Cannon, Mambu and Arvidsson are age 55 or older and are eligible to receive early retirement benefits under the U.S. Pension Plan.

A participant in the U.S. Pension Plan who retires on or after their “early retirement date” is entitled to receive the early retirement benefit, which is equal to the normal retirement benefit reduced by 1/3 of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 62nd birthday. A participant in the U.S. Pension Plan whose employment terminates prior to their “early retirement date” is entitled to receive an early retirement benefit payable after the attainment of age 55, which is equal to the normal retirement benefit reduced by 1/2 of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 65th birthday.

Payment of Pension Benefit

The normal retirement benefit is an individual life annuity for single retirees and 50% joint and survivor annuity for married retirees. The U.S. Pension Plan also provides for a variety of other methods for receiving pension benefits such as 100% joint and survivor annuities, level income and lump sum for benefits with lump sum values of $1,000 or less. The levels of annuities are actuarially determined based on the age of the participant and the age of the participant’s spouse for joint and survivor annuities. The U.S. Pension Plan also provides a 75% joint and survivor option as required by the Pension Protection Act of 2006. The actuarial reduction for a participant and spouse who are both age 62 is 7.9% from the normal retirement benefit for the 50% joint and survivor annuity and 14.7% from the normal retirement benefit for the 100% joint and survivor annuity. The level income annuity pays increased benefits to the retiree until Social Security benefits begin at age 62 and reduces the benefit after age 62 so that the total of the retirement benefit and Social Security benefits is approximately equal before and after age 62.

Eligible Earnings

Eligible earnings under the U.S. Pension Plan for our named executive officers include the base salary and annual non-equity incentive compensation paid by us or our predecessor companies to the executives for each plan year in which they were eligible to participate in the U.S. Pension Plan or its predecessor plans. Equity compensation, such as restricted stock, restricted stock units and stock option awards, and deferrals to the Non-Qualified Savings Plan, are not included. Mr. Arvidsson’s U.S. Pension Plan benefit was generated on the basis of his earnings in 1999 and 2000, the only plan years during which he was employed in the United States and he had eligibility under a predecessor plan to our U.S. Pension Plan.  The Internal Revenue Service limits the annual amount of earnings that may be taken into account for the U.S. Pension Plan to remain qualified under the Internal Revenue Code.  Since all our presently eligible named executive officer’s eligible earnings exceed that limitation, the eligible earnings for each of the named executive officers presently eligible to earn additional benefits under the U.S. Pension Plan is the same amount, $245,000 in 2010.

Non-Qualified Pension Plan

 We have also established a Non-Qualified Pension Plan that permits employees to obtain a “mirror” pension benefit under a non-qualified retirement plan for benefits limited under the U.S. Pension Plan for (1) limitations due to the Internal Revenue Service maximum annual pension benefit limit, (2) earnings that exceed the Internal Revenue Service limitations on earnings eligible for the tax-qualified Pension Plan, and (3) deferred compensation not included in the pensionable earnings definition in the U.S. Pension Plan.  Accrued benefits under the Non-Qualified Pension Plan may be distributed as either a lump sum payment or in monthly payments over a five-year period.  Lump sum distributions will be paid no sooner than six months after termination of employment for “specified employees” as defined by the Internal Revenue Code. All of our named executive officers are specified employees. The distribution election may not be changed within 12 months of termination or retirement. Changes made prior to the 12 month requirement can result in deferral of participant’s distribution for an additional five years.

Non-Qualified Deferred Compensation Table

Pursuant to our Non-Qualified Savings Plan, certain of our employees, including our named executive officers (excluding Mr. Arvidsson), may defer between 1% and 100% of base salary and annual non-equity incentive compensation. Mr. Arvidsson is eligible to participate in the International Savings Plan and may defer up to 75% of base salary and annual non-equity incentive compensation. Deferral elections for our Non-Qualified Savings Plan are made by eligible employees in November or December of each year for base salary and annual non-equity incentive compensation amounts earned in the following year. The investment options for our Non-Qualified Savings Plan and our International Savings Plan are publicly available mutual funds. We make matching contributions in the same investment allocations that the participant selects for his or her contributions to our Non-Qualified Savings Plan.  Participants in the International Savings Plan can change their deferral elections throughout the year.

The contributions made by our named executive officers to the Non-Qualified Savings Plan and the International Savings Plan in 2010, together with matching contributions or other allocations to the Non-Qualified Savings Plan and the Swedish Pension Plan defined contribution benefit, earnings made on plan balances, any withdrawals or distributions, and the year-end balances in each of these plans were as follows.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)

Charles H. Cannon, Jr.	33,360	78,042	101,480	-	1,524,983
Ronald D. Mambu	13,182	23,773	75,566	-	675,942
Torbjörn Arvidsson	- -	392,196(3) -	115,014 12	- -	2,502,433 23,381
John Lee	3,344	21,170	372	-	25,426
Kenneth C. Dunn	133,756	19,235	29,306	-	342,692

(1)
All of the named executive officers’ contributions reported in column (b) are included in salary and non-equity incentive plan compensation reported for the named executive officers in the Summary Compensation Table above.

(2)
All of the contributions made by us for our named executive officers reported in column (c) are included in “All Other Compensation” for the executive officers in the Summary Compensation Table above.  Amounts included in column (c) do not include contributions to the Qualified Savings Plan.

(3)	Represents premiums paid for a defined contribution benefit plan in Sweden. For a description of this plan, see “Compensation Discussion and Analysis – Pension Plans” above.
(4)	Aggregate earnings represent an increase in the value of investments in each of the named executive officers’ plans during the fiscal year ended December 31, 2010.
(5)
The portion of the Aggregate Balance at Last Fiscal Year End reported as compensation in the Summary Compensation Table in our proxy statement for fiscal years ended prior to the year ended December 31, 2010 was $148,138 for Mr. Cannon; $77,806 for Mr. Mambu; $792,111 for Mr. Arvidsson; $0 for Mr. Lee; and $158,681 for Mr. Dunn.

Potential Payments Upon Termination

The compensation benefits that are payable to each of our named executive officers in the event of a voluntary termination will be the same as those available to all of our other salaried employees. In the event of the disability, retirement, involuntary not-for-cause termination or a change-in-control, our named executive officers will receive additional compensation benefits as described below. In the event of the death of a named executive officer, such officer’s estate will be entitled to receive the benefits described below. Termination payments and change-in-control payments will be mutually exclusive and our named executive officers will not be entitled to receive both forms of payments under any circumstances.

Payments in the Event of Death, Disability or Retirement

In the event of the death or disability of a named executive officer during active employment with us, all outstanding equity awards will vest immediately. This same death or disability benefit will exist for any of our employees who hold an unvested equity award at the time of their death or disability. In the event of the retirement of any of our named executive officers after reaching the age of 62, all outstanding equity awards will be retained and will vest in accordance with their pre-retirement normal vesting schedule. The following table shows the value to each of our named executive officers should any of these events have occurred on December 31, 2010 under our plans, policies and agreements.

Executive Benefits and Payments in the Event of
Death, Disability or Retirement on December 31, 2010

	Long-Term Incentive Compensation
Name	Performance-Based Restricted Stock Units (1) ($)	Time-Based Restricted Stock Units ($)	Total (2) ($)
Charles H. Cannon, Jr.	3,593,386	3,389,389	6,982,775
Ronald D. Mambu	1,070,997	1,009,721	2,080,717
Torbjörn Arvidsson	831,510	785,674	1,617,184
John Lee	929,422	876,279	1,805,701
Kenneth C. Dunn	780,963	736,677	1,517,641

(1)	Reflects value of performance-based restricted stock units at actual achieved levels described in “Outstanding Equity Awards at Fiscal Year-End Table.”
(2)
Represents the value of unvested equity awards that may be retained until their normal vesting date in the case of retirement at age 62. Retirement will not result in accelerated vesting. A portion of the total value of the unvested equity awards resulting from accelerated vesting upon death or disability on December 31, 2010 would have vested without accelerating on January 2, 2011, the awards’ normal vesting date, pursuant to the terms of those awards which were granted on August 7, 2008 for Messrs. Cannon, Mambu, Arvidsson, and Lee; and granted on October 1, 2008 for Mr. Dunn. That portion of the value is: Mr. Cannon, $3,851,010; Mr. Mambu, $1,095,153; Mr. Arvidsson, $823,156; Mr. Lee, 901,140; and Mr. Dunn, $699,880.

Payments Made in an Involuntary Termination

Our named executive officers will receive payments pursuant to our executive severance plan described in “Compensation Discussion and Analysis—General Executive Severance Benefits” above in the event their employment is terminated by us for reasons other than cause or a change-in-control. This plan will provide certain enhanced benefits to our executive officers in addition to those provided under our general severance plan for all of our non-union employees. These include:

•	a severance payment equal to 15 months of base pay and target annual non-equity incentive compensation;

•	pro rata payment of annual non-equity incentive compensation at target amount through termination date provided performance targets are achieved;

•	continuing medical and dental benefits for the executive, their spouse and dependents for the severance period of 15 months at employee premiums;

•	outplacement assistance;

•	financial planning and tax preparation assistance for last calendar year of employment; and

•	accelerated vesting of unvested options and restricted stock unit grants at the discretion of management.

Benefits under our executive severance plan will be contingent upon continuing compliance by the terminated executive with non-disclosure, non-compete and non-solicitation covenants.

The amounts shown in the table below are calculated using the assumption that an involuntary not for cause termination was effective as of December 31, 2010, and as a result are based on amounts earned through such time and are only estimates of amounts which would be paid out to our named executive officers in the event of such a termination under our executive severance plan. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination and would be subject to their current salaries and benefits at such time.

Executive Benefits and Payments for
Involuntary Termination Occurring on December 31, 2010

	Compensation($)		Benefits and Perquisites($)
Name	Severance Payment	Pro-Rated Target Annual Non-Equity Incentive	Medical and Dental Benefits (1)	Financial Planning and Tax Preparation Assistance	Outplacement Services	Total($)
Charles H. Cannon, Jr.	1,662,500	617,083	9,640	19,300	105,000	2,413,523
Ronald D. Mambu	703,040	208,884	9,640	12,000	52,728	986,292
Torbjörn Arvidsson	699,008	195,910	-	5,291	54,117	954,326
John Lee	660,951	183,924	12,996	7,400	51,170	916,441
Kenneth C. Dunn	616,648	171,225	13,740	10,747	47,741	860,101

(1) Assumes no change in current premium cost paid by the company and such named executive for medical and dental benefits.

In the event of an involuntary termination, the treatment of an executive officer’s outstanding equity awards is at the discretion of our Chief Executive Officer and the Compensation Committee.  An executive officer may be permitted to retain all or a portion of these awards subject to their existing vesting schedule. For the valuation of these awards at December 31, 2010, see the Outstanding Equity Awards at Fiscal Year-End Table above.

Potential Payments Upon Change-in-Control

We entered into “double-trigger” executive severance agreements with each of our named executive officers pursuant to which, in the event of both a qualifying change-in-control and any of (1) an involuntary termination of employment for reasons other than cause, disability or death within 24 months after the change in control, (2) a voluntary termination of employment for good reason within 24 months after the change in control or (3) our breach of any material provision of the underlying agreement, each of our named executive officers will be entitled to receive such executive’s accrued salary and vacation, certain expense reimbursements and certain other severance benefits described in the executive severance agreements.  The severance benefits include a multiple of two times their annual base salary (three times for Mr. Cannon) and the same multiple of the greater of the executive’s annual target non-equity incentive compensation or the average of the actual non-equity incentive compensation paid to the executive in the prior two years.  An example, based on a December 31, 2010 termination date, of the severance benefits that would become due are set forth in the table below.

The cash portion of the severance benefits will generally be required to be paid in a single lump sum payment no later than 30 days after the date of termination, subject to certain delayed payment exceptions if the executive is a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Internal Revenue Code as of such executive’s termination date.

Our named executive officers will not be obligated to seek other employment in mitigation of amounts payable under the executive severance agreements, and their subsequent re-employment will not impact our obligation to make the severance payments provided for under the executive severance agreements provided the executive’s employment does not violate any non-compete obligation under the executive severance agreement.

Our named executive officers who receive severance benefits under executive severance agreements will not be entitled to receive additional severance benefits under our general executive severance plan described above under “Potential Payments Made Upon Termination” and in “Compensation Discussion and Analysis—General Executive Severance Benefits.”

As described above, a qualifying change in control is required as one of the two triggers resulting in payment of severance benefits.  A qualifying change in control is defined in the executive severance agreements to include:

•	an person or group becomes the owner of more than 50% of the fair market value or voting power of our stock,

•
either (i) any person or group acquires ownership of more than 30% of the voting power of our stock in any twelve-month period or (ii) a change in the majority of our Board of Directors during any twelve-month period (excluding changes endorsed by a majority of the members of our Board of Directors prior to such change), except in each case to the extent that at such time there is another person or group that owns a majority of our stock, and

•
any person or group acquires more than 40% of the fair market value of our assets during any twelve-month period, except to the extent the assets are transferred to (i) a shareholder of JBT Corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by JBT Corporation, (iii) a person or certain groups of persons that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of JBT Corporation or (iv) an entity at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in the immediately preceding paragraph.

A named executive officer’s voluntary termination will be considered to be for good reason for purposes of the executive severance agreements if, without the executive’s express written consent, there is any (1) material reduction or alteration in the executive’s duties or any assignment that is materially inconsistent with such executive’s duties, (2) meaningful change in the executive’s work location, (3) material reduction in the executive’s base salary, (4) material reduction in the executive’s level of participation in our compensation, benefit or retirement plans, policies, practices or arrangements or (5) failure of the successor in a change in control to assume our obligations under the executive severance agreement.

The amounts shown in the table below are calculated using the assumption that payments described above were triggered as of December 31, 2010, and as a result are based on amounts earned through such time and are only estimates of the amounts which would be paid to our named executive officers in the event of such a qualifying termination under the executive severance agreements. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination and would be subject to their salaries, incentives and other benefits at that time.

Executive Benefits and Payments for
Change-in-Control Termination Occurring on December 31, 2010

	Compensation ($)					Benefits and Perquisites ($)
Name	Base Salary Multiple (1)	Annual Cash Bonus Multiple	Pro- Rated Annual Target Bonus	Long-Term Incentive Compensation - Performance Shares (2)(3)	Long-Term Incentive Compensation - Restricted Stock Units (2)	Value of Additional Years of Age for Non- qualified Pension Plan (4)	Medical and Dental, Life Insurance, and Disability Benefits (5)	Out- placement Services	280G Tax Gross-up	Total($)
Charles H. Cannon, Jr.	2,100,000	1,851,249	617,083	3,593,386	3,389,389	573,204	16,121	105,000	-	12,245,432
Ronald D. Mambu	703,040	455,289	208,884	1,070,997	1,009,721	94,395	13,842	52,728	-	3,608,896
Torbjörn Arvidsson	721,556	514,663	195,910	831,510	785,674	-	-	54,117	-	3,103,430
John Lee	682,272	472,784	183,924	929,422	876,279	-	17,385	51,170	-	3,213,236
Kenneth C. Dunn	636,540	446,757	171,225	780,963	736,677	-	18,036	47,741	612,479(6)	3,450,418

(1)	The base salary multiples reflect the terms of these officers’ change-in-control agreements as of December 31, 2010.
(2)
A portion of the total value of the Long Term Incentive Compensation shown above resulting from accelerated vesting upon a change-in-control taking place on December 31, 2010 would have vested without accelerating on January 2, 2011, the awards’ normal vesting date, pursuant to the terms of those awards which were granted on August 7, 2008 for Messrs. Cannon, Mambu, and Arvidsson; granted on October 1, 2008 for Mr. Dunn; and granted on August 15, 2008 for Mr. Lee.  That portion of the value is: Mr. Cannon, $3,851,010; Mr. Mambu, $1,095,153; Mr. Arvidsson, $823,156; Mr. Lee, $901,140; and Mr. Dunn, 699,880.

(3)	Reflects the value of performance-based restricted stock units at actual achieved levels described in the “Outstanding Equity Awards at Fiscal-Year End Table.”
(4)
The amount representing the value of additional years of age for our Non-Qualified Pension Plan is based on the assumptions of a lump sum payment calculated as the present value of benefits immediately payable on December 31, 2010, reduced by our Non-Qualified Pension Plan’s early retirement factor using the named executive officer’s age at December 31, 2010 plus the additional years of age granted under the change-in-control agreement to each officer. Mr. Arvidsson is not eligible to participate in the Non-Qualified Pension Plan. Messrs. Dunn and Lee were not vested in their Non-Qualified Pension Plan benefits as of December 31, 2010.

(5)	Assumes no change in current premium cost paid for such named executive officer’s medical, dental, life insurance and disability benefits.
(6)
The 280G tax gross-up calculation is based on compensation mix and tenure with the Company.  Mr. Dunn was hired by us in 2008, and received no taxable equity or cash incentive compensation in 2008.  In 2009, Mr. Dunn also received no taxable equity compensation, and the cash incentive compensation paid to him was based on a partial year.  Additionally, Mr. Dunn deferred 50% of his 2009 base salary to the Non-Qualified Savings Plan.  Consequently, Mr. Dunn’s average W-2 wages for these years may be significantly lower than his average compensation in future years.  The tax gross-up amount shown is thus attributable to the impact that Mr. Dunn’s wage deferral and short tenure with us had on his W-2 wages.  None of the other named executive officers would be entitled to a tax gross-up payment as of December 31, 2010 because the amounts of the payments they would receive under our change-in-control agreements as of that date would fall below the threshold that would trigger a tax gross-up under those agreements.

AUDIT COMMITTEE REPORT

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate this report by specific reference.

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with KPMG LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

The preceding report has been furnished by the following members of the Audit Committee:

James E. Goodwin, Chairman C. Maury Devine Alan D. Feldman

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

We have undertaken responsibility for preparing and filing the stock ownership forms required under Section 16(a) of the Securities Exchange Act of 1934 on behalf of our officers and directors. Based on a review of forms filed and information provided by our officers and directors to us, we believe that all Section 16(a) reporting requirements were fully met during 2010.

Code of Ethics

Our Code of Business Conduct and Ethics, which is applicable to all of our principal executive and financial officers and directors, may be found on the Investor Relations section of our website under Corporate Governance at www.jbtcorporation.com, and is also available in print (without charge) to any stockholder upon request. A request should be directed to John Bean Technologies Corporation at our principal executive offices at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, Attention: Deputy General Counsel and Secretary. We have established a hotline for employees to report violations of the ethics policy or complaints regarding accounting and auditing practices on an anonymous basis. Reports of possible violations of financial or accounting policies made to the hotline are directed to our Director of Internal Audit and the chair of the Audit Committee.

Proposals for the 2012 Annual Meeting of Stockholders

Stockholders may make proposals to be considered at the 2012 Annual Meeting. To be included in the proxy statement and form of proxy for the 2012 Annual Meeting, stockholder proposals must be received not later than November 24, 2011, at our principal executive offices at John Bean Technologies Corporation, 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, Attention: Deputy General Counsel and Secretary.

To properly bring other business before the Annual Meeting, a stockholder must deliver written notice thereof, setting forth the information specified in our By-laws, to the Secretary at our principal executive offices not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that such other business must otherwise be a proper matter for stockholder action. In the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, a stockholder must deliver notice not earlier than the 120th day prior to such Annual Meeting and not later than the later of (a) the 90th day prior to such Annual Meeting and (b) the 10th day following the day on which we first make public announcement of the date of such meeting. To properly bring business before the 2012 Annual Meeting, we must receive notice at our principal executive offices no later than February 3, 2012. A copy of the full text of the By-Law provisions discussed above may be obtained by writing to John Bean Technologies Corporation, c/o the Deputy General Counsel and Secretary at 70 West Madison Street, Suite 4400, Chicago, Illinois 60602.

Expenses Relating to the Proxy Solicitation

The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. We have retained Morrow & Company, LLC, 470 West Avenue, Stamford, Connecticut 06902, to aid in the solicitation. For these and other related advisory services, we will pay Morrow & Company, LLC a fee of $5,000 and reimburse it for certain out of pocket costs. In addition, our officers, directors and employees may solicit proxies by telephone or in person without additional compensation for those activities. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent and its affiliates for reasonable out-of-pocket expenses in forwarding such materials to beneficial owners and obtaining the proxies of such owners.

James L. Marvin Deputy General Counsel and Secretary

JOHN BEAN TECHNOLOGIES CORPORATION

John Bean Technologies Corporation 70 West Madison Street Suite 4400 Chicago, Illinois 60602	Notice of Annual Meeting of Stockholders May 4, 2011 and Proxy Statement John Bean Technologies Corporation

JBT Corporation

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_______________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 4, 2011.

Vote by Internet
- Log on to the Internet and go to **www.envisionreports.com/JBT2011**
- Follow the steps outlined on the secured website.

Vote by telephone
- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 4 and every 1 YR for Proposal 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Charles H. Cannon, Jr.	☐	☐
02 - Polly B. Kawalek	☐	☐
03 - James R. Thompson	☐	☐

+

	For	Against	Abstain
2. Advisory vote on compensation of named executive officers.	☐	☐	☐
4. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2011.	☐	☐	☐

	1 Yr	2 Yrs	3 Yrs	Abstain
3. Advisory vote on the frequency of advisory votes on the compensation of named executive officers.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

2011 Annual Meeting Admission Ticket

2011 Annual Meeting of
John Bean Technologies Corporation Stockholders

May 4, 2011, 2:30 PM Central Time

Three First National Plaza
Suite 450
70 West Madison Street
Chicago, Illinois 60602

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

JBT Corporation

Proxy — John Bean Technologies Corporation

Notice of 2011 Annual Meeting of Stockholders

Three First National Plaza, 70 West Madison Street, Suite 450, Chicago, Illinois 60602
Proxy Solicited by Board of Directors for Annual Meeting — May 4, 2011

Charles H. Cannon, Jr., Ronald D. Mambu, Kenneth C. Dunn and James L. Marvin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of John Bean Technologies Corporation to be held on May 4, 2011 or at any postponement or adjournment thereof.

Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing in the proxy and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting of Stockholders.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTORS, "FOR" PROPOSALS 2 AND 4, "FOR" A 1 YEAR FREQUENCY, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

(Items to be voted appear on reverse side.)